For further information: Paula Waters, VP, Investor Relations Phone 504/576-4380, Fax 504/576-2897 pwater1@entergy.com
INVESTOR NEWS
 Exhibit 99.1
February 8, 2011

ENTERGY REPORTS FOURTH QUARTER EARNINGS

NEW ORLEANS –  Entergy Corporation reported fourth quarter 2010 earnings of $1.26 per share on an as-reported basis and $1.30 per share on an operational basis, as shown in Table 1 below. A more detailed discussion of quarterly results begins on page 2 of this release.

Table 1: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2010 vs. 2009
(Per share in U.S. $)
	Fourth Quarter			Year-to-Date
	2010	2009	Change	2010	2009	Change
As-Reported Earnings	1.26	1.64	(0.38)	6.66	6.30	0.36

Less Special Items	(0.04)	(0.11)	0.07	(0.44)	(0.37)	(0.07)

Operational Earnings	1.30	1.75	(0.45)	7.10	6.67	0.43

Weather Impact	0.06	(0.01)	0.07	0.62	(0.01)	0.63

Operational Earnings Highlights for Fourth Quarter 2010

•	Utility results were lower due to an increase in non-fuel operation and maintenance expense.
•	Entergy Wholesale Commodities earnings decreased as a result of lower net revenue and a higher effective income tax rate, partially offset by a gain on sale of an investment.
•	Parent & Other results declined due to several individually insignificant items including higher interest expense.

 “Once again our businesses delivered strong operational performance and for the sixth year in a row we achieved record operational earnings per share,” said J. Wayne Leonard, Entergy’s chairman and chief executive officer.  “Our efforts in 2010 have positioned us for future success.  The Utility’s regulatory progress, including rate case settlements in Arkansas and Texas, and future opportunities for productive investments provide one of the best growth stories in the industry.  The execution of the reorganization to establish Entergy Wholesale Commodities further enhances our focus on license renewal efforts.  And as EWC faces challenging power markets, we are largely hedged in the upcoming years to provide certainty in a bearish environment.”

Entergy’s business highlights include the following:

•
The Staff of the Nuclear Regulatory Commission issued its final supplemental environmental impact statement for Indian Point’s proposed 20-year license renewal, concluding that there are no environmental impacts that would preclude license renewal for an additional 20 years of operation.

•	The Public Utility Commission of Texas unanimously approved the Entergy Texas rate case settlement.
•
In January, Entergy Louisiana received the remaining regulatory approval from the Louisiana Public Service Commission for its proposed acquisition of the Acadia Unit 2 power plant paving the way for a first quarter 2011 closing.

Entergy will host a teleconference to discuss this release at 10:00 a.m. CT on Tuesday, February 8, 2011, with access by telephone, 719-457-2080, confirmation code 2202485.  The call and presentation slides can also be accessed via Entergy’s Web site at www.entergy.com.  A replay of the teleconference will be available through February 15, 2011 by dialing 719-457-0820, confirmation code 2202485.  The replay will also be available on Entergy’s Web site at www.entergy.com.

I.	Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for fourth quarter 2010 versus 2009, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.  Beginning this quarter, Entergy has revised its business segment disclosures to reflect the internal reorganization announced in June 2010 combining all non-utility generation into Entergy Wholesale Commodities, or EWC.  A portion of EWC was previously reported in Parent & Other.  The Utility segment is unchanged.

Utility earnings declined quarter-over-quarter due primarily to higher non-fuel operation and maintenance expense.  Entergy Wholesale Commodities fourth quarter 2010 operational earnings were below last year as a result of lower net revenue and a higher effective income tax rate, partially offset by a gain on sale of a power plant.  Also, lower non-fuel operation and maintenance expense offset a reduction in other income.  Parent & Other reported lower operational results due primarily to several individually insignificant items including higher interest expense.

Table 2: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures Fourth Quarter and Year-to-Date 2010 vs. 2009 (see Appendix E for definitions of certain measures)
(Per share in U.S. $)
	Fourth Quarter			Year-to-Date
	2010	2009	Change	2010	2009	Change
As-Reported
Utility	0.63	0.72	(0.09)	4.33	3.53	0.80
Entergy Wholesale Commodities	0.83	1.04	(0.21)	2.59	3.26	(0.67)
Parent & Other	(0.20)	(0.12)	(0.08)	(0.26)	(0.49)	0.23
Consolidated As-Reported Earnings	1.26	1.64	(0.38)	6.66	6.30	0.36

Less Special Items
Utility	–	–	–	–	–	–
Entergy Wholesale Commodities	(0.04)	(0.06)	0.02	(0.54)	(0.23)	(0.31)
Parent & Other	–	(0.05)	0.05	0.10	(0.14)	0.24
Consolidated Special Items	(0.04)	(0.11)	0.07	(0.44)	(0.37)	(0.07)

Operational
Utility	0.63	0.72	(0.09)	4.33	3.53	0.80
Entergy Wholesale Commodities	0.87	1.10	(0.23)	3.13	3.49	(0.36)
Parent & Other	(0.20)	(0.07)	(0.13)	(0.36)	(0.35)	(0.01)
Consolidated Operational Earnings	1.30	1.75	(0.45)	7.10	6.67	0.43
Weather Impact	0.06	(0.01)	0.07	0.62	(0.01)	0.63

Detailed earnings variance analysis is included in Appendix A-1 and Appendix A-2 to this release.  In addition, Appendix A-3 provides details of special items shown in Table 2 above.

Consolidated Net Cash Flow Provided by Operating Activities

Entergy’s net cash flow provided by operating activities in fourth quarter 2010 was $761 million compared to $924 million in fourth quarter 2009.  In the prior year period, an intercompany transaction that netted to zero on a consolidated basis resulted in significant offsetting variances between Entergy Wholesale Commodities and Parent & Other.

The overall quarterly decrease was due primarily to:

•	higher pension funding as a result of an incremental, voluntary $200 million contribution in December 2010 above previously-disclosed levels,
•	a decrease in net revenue at Entergy Wholesale Commodities and
•	higher refueling outage costs for EWC’s nuclear plants

Partially offsetting these decreases was:

•	lower Utility working capital requirements

For the year 2010, Entergy’s operating cash flow was $3,926 million versus $2,933 million last year.  An intercompany transaction that netted to zero on a consolidated basis resulted in significant offsetting variances between Entergy Wholesale Commodities and Parent & Other.

The overall increase for the year was due primarily to:

•	the receipt of $703 million of proceeds associated with storm-related debt issuances for hurricanes Gustav and Ike,
•	the absence of hurricane and ice storm restoration spending at the Utility, which affected cash flow during 2009, and
•	higher Utility net revenue

Partially offsetting these increases was:

•	higher pension funding and
•	lower net revenue at Entergy Wholesale Commodities

Table 3 provides the components of net cash flow provided by operating activities contributed by each business with quarterly and year-to-date comparisons.

Table 3: Consolidated Net Cash Flow Provided by Operating Activities
Fourth Quarter and Year-to-Date 2010 vs. 2009
(U.S. $ in millions)
	Fourth Quarter			Year-to-Date
	2010	2009	Change	2010	2009	Change
Utility	523	266	257	2,942	1,586	1,356
Entergy Wholesale Commodities	(95)	1,794	(1,889)	630	2,667	(2,037)
Parent & Other	333	(1,136)	1,469	354	(1,320)	1,674
Total Net Cash Flow Provided by Operating Activities	761	924	(163)	3,926	2,933	993

II.	Utility

In fourth quarter 2010, Utility’s as-reported and operational earnings were $0.63 per share compared to $0.72 per share in fourth quarter 2009.  Utility fourth quarter 2010 earnings decline is due primarily to higher fossil outage spending, the timing of reliability-related spending, and higher compensation and benefit costs.  Providing a partial offset is the net effect of higher other income and Utility net revenue.  After excluding the effect of a regulatory item that was offset in other income, and the absence of 2009 adjustments, net revenue increased during the quarter.  This revenue improvement resulted from higher sales, including favorable weather, and pricing adjustments from previous regulatory actions.

Electricity usage, in gigawatt-hour sales by customer segment, is included in Table 4.  Current quarter sales reflect the following:

•	Residential sales in fourth quarter 2010, on a weather-adjusted basis, increased 0.6 percent compared to fourth quarter 2009.
•	Commercial and governmental sales, on a weather-adjusted basis, increased 1.5 percent quarter over quarter.
•	Industrial sales in the fourth quarter increased 7.0 percent compared to the same quarter of 2009.

The quarter-to-quarter increase in weather-adjusted sales in the residential sector reflected growth in Arkansas, Louisiana and New Orleans as well as commercial sales growth in all jurisdictions.  Growth in industrial sales reflected industrial expansion, as well as increasing economic activity (although at a slower pace than earlier in 2010 as the recovery matures) across small, mid-sized and large customers.  Chemicals, refining, and miscellaneous manufacturing sectors led the improvement among the large industrial customer segment, partially offset by a decline in pulp and paper.

Both quarterly periods reflected tax items which reduced the effective income tax rate versus statutory rates.  Favorable tax reserve adjustments recorded in fourth quarter 2010 were due primarily to an improved estimate based on completing the 2009 tax return in 2010.  In 2009, a favorable tax reserve adjustment resulted from a Louisiana Department of Revenue private letter ruling.  As a result, the quarter-over-quarter income tax variance was insignificant.

For the year 2010, the Utility earned $4.33 per share on as-reported and operational bases, compared to $3.53 per share in 2009.  The increase in 2010 was driven by higher Utility net revenue due primarily to increased sales volumes across all customer classes, including the significant effect from favorable weather throughout the year and the net effect of pricing adjustments from previous rate actions.  Also contributing to the Utility earnings increase in 2010 was lower depreciation and amortization expense and accretion from Entergy’s share repurchase programs.  Partially offsetting these items were higher non-fuel operation and maintenance expense driven by fossil outage spending, reliability-related spending, and compensation and benefits costs; higher interest expense; and increased taxes other than income taxes.

Table 4 provides a comparative summary of the Utility’s operational performance measures.

Table 4: Utility Operational Performance Measures
Fourth Quarter and Year-to-Date 2010 vs. 2009 (see Appendix E for definitions of measures)

	Fourth Quarter				Year-to-Date
	2010	2009	% Change	% Weather Adjusted	2010	2009	% Change	% Weather Adjusted
GWh billed
Residential	7,750	7,421	4.4%	0.6%	37,465	33,626	11.4%	1.8%
Commercial and governmental	7,504	7,240	3.6%	1.5%	31,294	29,884	4.7%	2.0%
Industrial	9,880	9,235	7.0%	7.0%	38,751	35,638	8.7%	8.7%
Total Retail Sales	25,134	23,896	5.2%	3.3%	107,510	99,148	8.4%	4.3%
Wholesale	1,021	998	2.3%		4,372	4,862	(10.1)%
Total Sales	26,155	24,894	5.1%		111,882	104,010	7.6%
O&M expense per MWh	$21.18	$20.18	5.0%		$18.39	$18.67	(1.5)%
Number of retail customers
Residential					2,349,900	2,331,433	0.8%
Commercial and governmental					351,740	346,925	1.4%
Industrial					41,383	40,757	1.5%

Appendix B provides information on selected pending local and federal regulatory cases.

III.	Entergy Wholesale Commodities

Entergy Wholesale Commodities earned $0.83 per share on an as-reported basis in fourth quarter 2010, compared to as-reported earnings of $1.04 per share in fourth quarter 2009.  On an operational basis, fourth quarter 2010 Entergy Wholesale Commodities earnings were $0.87 per share versus $1.10 per share in the last quarter of the prior year.  Earnings decreased at Entergy Wholesale Commodities as a result of lower net revenue due primarily to additional planned and unplanned outages days at EWC’s nuclear plants.  Net revenue also reflected lower pricing for the EWC portfolio of both nuclear and non-nuclear wholesale assets.  In addition, a reduction in other income associated with decommissioning trusts and a higher effective income tax rate contributed to the overall quarter-over-quarter decline.  Partially offsetting these items in operational results was a gain on sale of the Harrison County power plant and lower non-fuel operation and maintenance expense.

For the year 2010, Entergy Wholesale Commodities earned $2.59 per share on an as-reported basis and $3.13 per share on an operational basis.  This compares to as-reported earnings of $3.26 per share and operational earnings of $3.49 per share in 2009.  The decrease in Entergy Wholesale Commodities earnings in the current year was driven by lower net revenue due to lower pricing and lower generation resulting from increased planned and unplanned outage days at EWC’s nuclear plants.  Higher non-fuel operation and maintenance expense also contributed to the lower results, with a write-off of capitalized engineering costs associated with a potential uprate project, costs for tritium remediation work at the Vermont Yankee site, and increased compensation and benefits costs being the primary factors.  In addition, the 2010 effective income tax rate was higher than 2009.  Partially offsetting these items was the gain on sale noted above, lower interest expense and accretion from Entergy’s share repurchase programs.  In addition, the absence of significant impairments on EWC’s decommissioning trust funds recorded in 2009 were partially offset by lower realized earnings on decommissioning trust investments, also reflected in other income.

Table 5 provides a comparative summary of the operational performance measures for Entergy Wholesale Commodities.

Table 5: Entergy Wholesale Commodities Operational Performance Measures
Fourth Quarter and Year-to-Date 2010 vs. 2009 (see Appendix E for definitions of measures)

	Fourth Quarter			Year-to-Date
	2010	2009	% Change	2010	2009	% Change
Owned capacity (a)	6,351	6,351	–%	6,351	6,351	–%
GWh billed (b)	10,320	11,821	(13)%	42,682	43,969	(3)%
Average realized revenue per MWh (b)	$58.16	$59.62	(2)%	$59.04	$60.46	(2)%
Non-fuel O&M expense / purchased power per MWh (b)(c)	$26.74	$25.20	6%	$26.76	$24.45	9%

EWC Nuclear Fleet
Capacity factor	86%	99%	(13)%	90%	93%	(3)%
GWh billed	9,644	11,052	(13)%	39,655	40,981	(3)%
Average realized revenue per MWh	$58.80	$59.43	(1)%	$59.16	$61.07	(3)%
Production cost per MWh (c)	$25.23	$23.20	9%	$25.27	$23.26	9%
Refueling outage days:
FitzPatrick	17	–		35	–
Indian Point 2	–	–		33	–
Indian Point 3	–	–		–	36
Palisades	26	–		26	41
Pilgrim	–	–		–	31
Vermont Yankee	–	–		29	–

(a) Fourth quarter and year-to-date 2010 owned capacity includes the 335 MW ownership position in the Harrison County power plant, which was sold on December 31, 2010.
(b) Excludes amounts associated with the 80 MW of wind generation, which are accounted for using the equity method of accounting.
(c) Fourth quarter and year-to-date 2009 and 2010 exclude the effect of the special item for non-utility nuclear spin-off expenses.

Table 6 provides capacity and generation sold forward projections for the Entergy Wholesale Commodities nuclear fleet.

Table 6: Entergy Wholesale Commodities Nuclear Fleet Capacity and Generation Sold Forward
2011 through 2015 (see Appendix E for definitions of measures)
	2011	2012	2013	2014	2015
Energy
Planned TWh of generation (d)	41	41	40	41	41
Percent of planned generation sold forward (e)
Unit-contingent	79%	59%	34%	14%	12%
Unit-contingent with availability guarantees	17%	14%	6%	3%	3%
Firm LD	3%	24%	–%	8%	–%
Offsetting positions	(3)%	(10)%	–%	–%	–%
Total energy sold forward	96%	87%	40%	25%	15%
Average revenue under contract per MWh (e) (f)	$53	$49	$47	$51	$51
					.
Capacity
Planned net MW in operation (d)	4,998	4,998	4,998	4,998	4,998
Percent of capacity sold forward
Bundled capacity and energy contracts	25%	18%	16%	16%	16%
Capacity contracts	37%	29%	26%	10%	–%
Total capacity sold forward	62%	47%	42%	26%	16%
Average revenue under contract per kW per month (applies to capacity contracts only)	$2.6	$3.0	$3.1	$3.5	$–

Blended Capacity and Energy Recap (based on revenues)
Percent of planned energy and capacity sold forward	96%	87%	40%	26%	15%
Average revenue under contract per MWh (e) (f)	$54	$51	$50	$53	$52

(d)
Assumes successful license renewal at all plants.  License renewal applications are in process for four units (with current license expirations noted parenthetically): Vermont Yankee (3/21/2012), Pilgrim (6/8/2012), Indian Point 2 (9/28/2013), and Indian Point 3 (12/15/2015).

(e)	A portion of EWC Nuclear’s total planned generation sold forward through March 2012 is associated with the Vermont Yankee contract, for which pricing may be adjusted.
(f)
Average revenue under contract may fluctuate due to positive or negative basis differentials, option premiums, costs to convert Firm LD to unit-contingent and other risk management costs.  Also, average revenue under contract excludes payments owed under the value sharing agreement with the New York Power Authority.

IV.	Parent & Other

Parent & Other reported a loss of $(0.20) per share on as-reported and operational bases in fourth quarter 2010 compared to an as-reported loss of $(0.12) per share and an operational loss of $(0.07) per share in fourth quarter 2009.  Parent & Other’s operational results declined during the quarter due to several individually insignificant items including higher interest expense on Parent debt.

For the year 2010, Parent & Other reported a loss of $(0.26) per share on an as-reported basis compared to a loss of $(0.49) per share in the prior year.  On an operational basis, Parent & Other recorded a loss of $(0.36) per share in 2010, which essentially equaled the $(0.35) per share reported in 2009.  Lower income taxes in operational results were offset by a reduction in other income associated with the elimination of higher affiliate dividend income at the Utility.

V.	Other Financial Performance Highlights

Earnings Guidance

Entergy affirmed its 2011 earnings guidance in the range of $6.35 to $6.85 per share on both as-reported and operational bases.  Year-over-year changes are shown as point estimates and are applied to 2010 earnings to compute the 2011 guidance midpoint.  Drivers for the 2011 guidance range are listed separately.  Because there is a range of possible outcomes associated with each earnings driver, a range is applied to the guidance midpoint to produce Entergy’s guidance range.  The 2011 earnings guidance is detailed in Table 7 below.

Table 7: 2011 Earnings Per Share Guidance – As-Reported and Operational
(Per share in U.S. $) – Prepared October 2010 (g)
Segment	Description of Drivers	2010 Earnings per Share	Expected Change	2011 Guidance Midpoint	2011 Guidance Range

Utility	2010 Operational Earnings per Share	4.33
	Adjustment to normalize weather		(0.62)
	Increased net revenue due to sales growth and rate actions		0.45
	Decreased non-fuel operation and maintenance expense		0.20
	Increased depreciation expense		(0.10)
	Increased other income		0.10
	Lower effective income tax rate		0.15
	Accretion / other		0.19
	Subtotal	4.33	0.37	4.70

Entergy Wholesale Commodities	2010 Operational Earnings per Share	3.13
	Decreased net revenue from nuclear assets due to lower pricing net of higher volume		(0.35)
	Flat non-fuel operation and maintenance expense for nuclear operations		–
	Increased depreciation expense on nuclear assets		(0.05)
	Higher effective income tax rate		(0.10)
	Accretion / other		(0.03)
	Subtotal	3.13	(0.53)	2.60

Parent & Other	2010 Operational Earnings per Share	(0.36)
	Increased Parent non-fuel operation and maintenance expense		(0.10)
	Increased Parent interest expense		(0.10)
	Increased preferred dividend requirements		(0.10)
	Accretion / other		(0.04)
	Subtotal	(0.36)	(0.34)	(0.70)

Consolidated Operational	2011 Operational Earnings per Share Guidance Range	7.10	(0.50)	6.60	6.35 – 6.85

Consolidated As-Reported	2010 As-Reported Earnings per Share	6.66
	Changes detailed above		(0.50)
	2010 special items for non-utility nuclear spin-off expenses		0.44
	2011 As-Reported Earnings per Share Guidance Range	6.66	(0.06)	6.60	6.35 – 6.85

(g)  Updated February 2011 to reflect 2010 final results.

Key assumptions supporting 2011 earnings guidance are as follows:

Utility

•	Normal weather
•	Retail sales growth of around 2 percent on a weather-adjusted basis; around 1 percent on a normalized basis excluding the effects of industrial expansion and cogen loss
•	Increased revenue associated with rate actions
•
Decreased non-fuel operation and maintenance expense resulting largely from lower compensation and benefits costs (including lower expense associated with employee stock options, which is offset in Parent & Other)

•	Increased depreciation expense associated with capital spending at the Utility, partially offset by new depreciation rates established in the Entergy Arkansas rate case effective July 2010
•	Increased other income largely due to affiliate dividend income arising out of the use of proceeds from storm cost financings in Louisiana, offset at Parent & Other
•	Lower effective income tax rate in 2011
•	Accretion / other primarily driven by the effect of 2010 share repurchases

Entergy Wholesale Commodities

•
41 TWh of total output for the EWC nuclear fleet, reflecting an approximate 93 percent capacity factor, including 30 day refueling outages at Pilgrim and Indian Point 3 in Spring 2011 and Vermont Yankee in Fall 2011

•	95 percent of energy sold under existing contracts and 5 percent sold into the spot market for the EWC nuclear fleet
•	$53/MWh average energy contract price and $40/MWh average unsold energy price based on published market prices at the end of September 2010 for the EWC nuclear fleet
•	Increased nuclear fuel expense reflected in net revenue
•
Non-fuel operation and maintenance expense for nuclear operations, including refueling outage expense and purchased power, around $25/MWh reflecting slightly higher compensation and benefits costs due in part to a long-term workforce planning initiative and other general expense increases, offset by the absence of spending associated with remediation of the tritium leak at Vermont Yankee and the write-off of capitalized engineering costs associated with a potential uprate project in 2010

•	Increased depreciation expense on nuclear assets associated with capital spending
•	Higher effective income tax rate in 2011
•	Flat year-over-year results for the balance of EWC’s business, consisting primarily of the non-nuclear generation portfolio
•	Accretion / other including effect of 2010 share repurchases

Parent & Other

•	Increased Parent non-fuel operation and maintenance expense due primarily to the offset of lower intercompany employee stock option expense at Utility
•	Higher Parent interest expense due to $1 billion permanent debt issued in September 2010, with proceeds used to pay down lower-cost revolving credit facility
•	Increased preferred dividend requirements largely due to affiliate dividend income at Utility described above
•	Accretion / other includes the effect of 2010 share repurchases and lower effective income tax rate in 2011

Share Repurchase Program

•
2011 average fully diluted shares outstanding of approximately 180 million, assuming completion of the $750 million repurchase program in 2010; does not assume any repurchases under the incremental $500 million share repurchase authority approved by the Board of Directors in October 2010

Other

•	Overall effective income tax rate of 35 percent in 2011
•	Pension discount rate of 6.1 percent (the final pension discount rate is 5.6 – 5.7 percent)

Earnings guidance for 2011 should be considered in association with earnings sensitivities as shown in Table 8.  These sensitivities illustrate the estimated change in operational earnings resulting from changes in various revenue and expense drivers.  Traditionally, the most significant variables for earnings drivers are utility sales for Utility and energy prices for Entergy Wholesale Commodities.  Estimated annual impacts shown in Table 8 are intended to be indicative rather than precise guidance.

Table 8: 2011 Earnings Sensitivities
(Per share in U.S. $) – Prepared October 2010
Variable	2011 Guidance Assumption	Description of Change	Estimated Annual Impact (h)
Utility
Sales growth Residential Commercial / Governmental Industrial	Around 2% total sales growth on a weather-adjusted basis	1% change in Residential MWh sold 1% change in Comm / Govt MWh sold 1% change in Industrial MWh sold	- / + 0.05 - / + 0.04 - / + 0.02
Rate base	Growing rate base	$100 million change in rate base	- / + 0.03
Return on equity	Authorized regulatory ROEs	1% change in allowed ROE	- / + 0.34
Entergy Wholesale Commodities (i)
Capacity factor	93% capacity factor	1% change in capacity factor	- / + 0.07
Energy revenues	95% energy sold at $53/MWh and 5% energy unsold at $40/MWh	$10/MWh market price change	- / + 0.07
Non-fuel operation and maintenance expense	$25/MWh non-fuel operation and maintenance expense/purchased power	$1/MWh change	+ / - 0.14
Outage (lost revenue only)	93% capacity factor, including refueling outages for three northeast units	1,000 MW plant for 10 days at average portfolio energy price of $53/MWh for sold and $40/MWh for unsold volumes in 2011	- 0.04 / n/a

(h) Based on 2010 average fully diluted shares outstanding of 188 million.
(i)  Based on EWC nuclear portfolio.

Long-term Financial Outlook

Entergy believes it offers a long-term, competitive utility investment opportunity combined with a valuable option represented by a unique, clean, non-utility generation business located in attractive power markets.  Table 9 summarizes the long-term financial outlook for 2010 through 2014 as of October 2010.

Table 9: Long-term Financial Outlook
Prepared October 2010

Category	Long-term Outlook	Assumption

Earnings	Utility net income	6 to 8 percent compound annual net income growth rate over the 2010 – 2014 horizon (2009 base year).

Entergy Wholesale Commodities results
Revenue projections through 2014 will experience increased volatility due to commodity market activities – one of the most important fundamental drivers for this business.  While current sold and forward power prices would indicate a decline in the long-term financial outlook for this business compared to 2010, Entergy Wholesale Commodities offers a valuable option taking into consideration the contango in the forward curve and the potential positive effects of ongoing economic growth (driving increased load, market heat rates, capacity prices and natural gas prices), new environmental legislation and / or enforcement of additional environmental regulation over the longer term.

	Corporate results	Results will vary depending upon factors including future effective income tax and interest rates and the amount / timing of share repurchases.

Capital Deployment	A balanced capital investment / return program
Entergy continues to see value-added investment opportunities at the Utility in the coming years, as well as an investment outlook at Entergy Wholesale Commodities that supports continued safe, secure, and reliable operations and opportunistic investments.  Entergy aspires to fund this capital program without issuing traditional common equity, while maintaining a competitive capital return program.  Given the company’s financial profile with a mix of utility and non-utility businesses, return of capital is expected to be provided similar to the past through a combination of common stock dividends and share repurchases.  Absent other attractive investment opportunities, capital deployment through dividends and share repurchases could total as much as $4 – $5 billion from 2010 – 2014 under the current long-term business outlook.  The amount of share repurchases may vary as a result of material changes in business results, capital spending or new investment opportunities.

Credit Quality		Strong liquidity.

Solid credit metrics that support ready access to capital on reasonable terms.

The long-term financial outlook should be considered in association with 2014 financial sensitivities as shown in Table 10.  These sensitivities illustrate the estimated change in earnings or Adjusted EBITDA resulting from changes in business drivers.  Estimated impacts shown in Table 10 are intended to be illustrative.

Table 10: 2014 Financial Sensitivities – Illustrative
Prepared October 2010
Long-term Outlook	Assumption	Drivers	Estimated Annual Impact
Utility			(Per share in U.S. $) (j)

Earnings growth	6 – 8% compound annual net income growth rate from 2010 through 2014 (2009 base)	1% retail sales growth $100 million/year investment in service 1% change in allowed ROE 1% change in non-fuel operation and maintenance expense $100 million change in debt	- / + 0.14 - / + 0.03 - / + 0.43 + / - 0.07 + / - 0.02
Entergy Wholesale Commodities (k)			(Adjusted EBITDA in U.S. $; millions) (l)

Adjusted EBITDA (l)	Decline in Adjusted EBITDA at current sold and forward power prices compared to 2010, plus option value	+0 – 1,500 Btu/kWh heat rate expansion +$0 – 30/ton CO2 +$0 – 4/kW-mo. capacity price - / + $0 – 2/MMBtu change in Henry Hub natural gas price $1/MWh EBITDA expense	Up to 250 Up to 450 Up to 175 Down / Up to 575 +/- 40
Corporate			(Per share in U.S. $) (j)

Balanced capital investment / return / credit quality		1% change in interest rate on $1 billion debt 1% change in overall effective tax rate $500 million share repurchase (share accretion effect only)	+ / - 0.03 + / - 0.09 + 0.20 – 0.25
(j)   Based on estimated 2011 average fully diluted shares outstanding of approximately 180 million.
(k)  Based on EWC nuclear portfolio.  Assumes successful license renewal of all plants.
(l)   Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization and interest and dividend income, excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets.

VI.	Appendices

Six appendices are presented in this section as follows:

•	Appendix A includes earnings per share variance analysis and detail on special items that relate to the current quarter and year-to-date results.
•	Appendix B provides information on selected pending local and federal regulatory cases.
•	Appendix C provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
•	Appendix D provides a summary of planned capital expenditures for the next three years.
•	Appendix E provides definitions of the operational performance measures and GAAP and non-GAAP financial measures that are used in this release.
•	Appendix F provides a reconciliation of GAAP to non-GAAP financial measures used in this release.

A.	Variance Analysis and Special Items

Appendix A-1 and Appendix A-2 provide details of fourth quarter and year-to-date 2010 vs. 2009 as-reported and operational earnings variance analysis for “Utility,” “Entergy Wholesale Commodities,” and “Parent & Other.”

Appendix A-1: As-Reported and Operational Earnings Per Share Variance Analysis
Fourth Quarter 2010 vs. 2009
(Per share in U.S. $, sorted in consolidated operational column, most to least favorable)
	Utility			Entergy Wholesale Commodities			Parent & Other		Consolidated
	As-Reported	Operational		As-Reported	Operational		As- Reported	Operational	As- Reported	Operational
2009 earnings	0.72	0.72		1.04	1.10		(0.12)	(0.07)	1.64	1.75
Gain on sale of investment	–	–		0.17	0.17	(m)	(0.03)	(0.03)	0.14	0.14
Share repurchase effect	0.03	0.03		0.04	0.04		(0.01)	(0.01)	0.06	0.06
Depreciation/ amortization expense	0.02	0.02		(0.01)	(0.01)		–	–	0.01	0.01
Interest and other charges	–	–		0.04	0.02		(0.02)	(0.02)	0.02	–
Other income (deductions)	0.10	0.10	(n)	(0.07)	(0.07)	(o)	(0.03)	(0.03)	–	–
Nuclear refueling outage expense	–	–		(0.01)	(0.01)		–	–	(0.01)	(0.01)
Decommissioning expense	–	–		(0.01)	(0.01)		–	–	(0.01)	(0.01)
Taxes other than income taxes	(0.04)	(0.04)		(0.01)	(0.01)		–	–	(0.05)	(0.05)
Income taxes – other	0.01	0.01		(0.12)	(0.12)	(p)	(0.01)	(0.01)	(0.12)	(0.12)
Other operation & maintenance expense	(0.17)	(0.17)	(q)	0.08	0.08	(r)	0.02	(0.03)	(0.07)	(0.12)
Net revenue	(0.04)	(0.04)		(0.31)	(0.31)	(s)	–	–	(0.35)	(0.35)
2010 earnings	0.63	0.63		0.83	0.87		(0.20)	(0.20)	1.26	1.30

Appendix A-2: As-Reported and Operational Earnings Per Share Variance Analysis
Year-to-Date Fourth Quarter 2010 vs. 2009
(Per share in U.S. $, sorted in consolidated operational column, most to least favorable)
	Utility			Entergy Wholesale Commodities			Parent & Other			Consolidated
	As-Reported	Operational		As-Reported	Operational		As- Reported	Operational		As- Reported	Operational
2009 earnings	3.53	3.53		3.26	3.49		(0.49)	(0.35)		6.30	6.67
Net revenue	1.12	1.12	(t)	(0.51)	(0.51)	(s)	0.03	0.03		0.64	0.64
Share repurchase effect	0.18	0.18	(u)	0.10	0.10	(u)	(0.01)	(0.01)		0.27	0.27
Other than temporary impairment losses	–	–		0.24	0.24	(v)	–	–		0.24	0.24
Gain on sale of investment	–	–		0.17	0.17	(m)	(0.03)	(0.03)		0.14	0.14
Interest and other charges	(0.10)	(0.10)	(w)	0.02	0.09	(x)	0.06	0.06	(y)	(0.02)	0.05
Depreciation/ amortization expense	0.08	0.08	(z)	(0.04)	(0.04)		–	–		0.04	0.04
Income taxes – other	–	–		(0.12)	(0.12)	(p)	0.20	0.10	(aa)	0.08	(0.02)
Decommissioning expense	(0.01)	(0.01)		(0.03)	(0.03)		–	–		(0.04)	(0.04)
Nuclear refueling outage expense	(0.01)	(0.01)		(0.04)	(0.04)		–	–		(0.05)	(0.05)
Taxes other than income taxes	(0.09)	(0.09)	(bb)	(0.01)	(0.01)		–	–		(0.10)	(0.10)
Other income (deductions)	(0.01)	(0.01)		(0.06)	(0.06)	(o)	(0.12)	(0.12)	(cc)	(0.19)	(0.19)
Other operation & maintenance expense	(0.36)	(0.36)	(q)	(0.39)	(0.15)	(r)	0.10	(0.04)		(0.65)	(0.55)
2010 earnings	4.33	4.33		2.59	3.13		(0.26)	(0.36)		6.66	7.10

(m)
Quarterly and year-to-date variances are due to a gain recorded on the sale of the remaining ownership interest in the Harrison County plant, partially offset by the portion of the income taxes on the sale reflected in Parent & Other.

(n)
The increase in the current quarter is due primarily to a decommissioning trust investment gain, which is offset in Utility net revenue.  Also contributing to the positive quarterly variance was higher affiliate dividend income with Parent & Other arising out of the use of proceeds from Louisiana storm cost financings.

(o)	The current quarter and year-to-date decreases are due primarily to lower earnings on decommissioning trust investments.

(p)
The decreases in the current quarter and year-to-date periods are due partly to the absence of a tax benefit recognized on a capital loss in the prior year.  Other offsetting variances are also reflected on a year-to-date basis.  Primary items include: decreases in valuation allowances in 2009 and a decrease due to a change in tax law associated with federal health care legislation enacted in March 2010, with the favorable effect of consolidated tax adjustments offsetting.

Utility Net Revenue Variance Analysis 2010 vs. 2009 ($ EPS)
	Fourth Quarter	Year-to-Date
Weather	0.07	0.63
Sales growth / pricing	0.06	0.52
Regulatory charge / deferred fuel adjustment	(0.04)	0.02
Decommissioning trust investment gain offset	(0.08)	(0.08)
Other	(0.05)	0.03
Total	(0.04)	1.12
(q)
The current quarter and year-to-date decreases are due primarily to the timing and scope of higher outage costs at fossil generating units, reliability-related spending, and higher compensation and benefits costs. Year-to-date also includes amortization of Entergy Texas rate case expenses in 2010 and the capitalization of previously expensed Ouachita plant service charges in the prior year period, with offsets for lower 2010 customer write-offs and prior year effects from storm cost recovery orders.

(r)
The increase in the current quarter is due largely to the absence of prior year turbine outage spending at the Harrison County plant and the deferral of costs for later amortization to support refueling outage activities in the quarter. On a year-to-date basis, the decrease is driven by the write-off of capitalized engineering costs associated with a potential uprate project, costs associated with the remediation of the tritium leak at Vermont Yankee in 2010, and higher compensation and benefits costs.  In addition, as-reported results for the year-to-date period reflect an increase in non-utility nuclear spin-off expenses, including the business unwind of Enexus Energy Corporation and EquaGen LLC.

(s)	Decreases in the current quarter and year-to-date periods are due to lower nuclear generation resulting from additional planned and unplanned outage days. Lower pricing also contributed.

(t)
The year-to-date variance is due primarily to increased sales volumes across all customer classes, including significantly favorable weather, as well as the net effect of pricing adjustments resulting from rate actions in Arkansas, Louisiana, New Orleans and Texas. The absence of rate refunds recorded at Entergy Louisiana and Entergy Gulf States Louisiana in the third quarter of 2009 also contributed to the year-to-date increase. In addition, net revenue reflected a regulatory charge resulting from a FERC order related to an Entergy Arkansas wholesale contract offset by a positive adjustment for changes in deferred fuel methodology at Entergy Gulf States Louisiana both in the fourth quarter of 2009 and an Entergy Texas regulatory charge associated with a FERC order in the second quarter of 2009. Utility net revenue in 2010 also reflects the offset of other income associated with decommissioning trust investments described in (n).

(u)	The year-to-date increase reflects accretion from Entergy’s share repurchase programs.

(v)	The year-to-date increase is due to the absence of significant impairments associated with decommissioning trust fund investments recorded in 2009.

(w)	The year-to-date decrease is due to higher interest expense on increased debt borrowings.

(x)
As-reported interest expense drivers included a first quarter 2010 charge for the balance of fees associated with cancellation of the Enexus credit facility. Going forward, no additional fees were incurred, resulting in lower interest expense in the last three quarters of 2010. In addition, the year-to-date change on both as-reported and operational bases reflects lower affiliate guarantee fee expenses with Parent & Other.

(y)
The year-to-date increase is due to a lower average revolver rate and lower Parent borrowings including Parent debt redemptions.  Higher coupon rates on $1 billion of Parent notes issued in September 2010 provided a partial offset.

(z)
The year-to-date increase is due primarily to lower depreciation being recorded at Entergy Arkansas in accordance with a rate settlement approved by the Arkansas Public Service Commission effective July 2010.

(aa)
The year-to-date variance is due primarily to a favorable Tax Court ruling addressing a foreign tax credit computation allowing the reversal of a previously established tax reserve on the issue.  Also contributing is a favorable effect of consolidated income tax adjustments.  Partially offsetting these items are decreases in valuation allowances on loss carryovers recorded in the prior year.  The as-reported increase also reflects tax benefits recorded in connection with the Enexus and EquaGen business unwind decision.

(bb)	The year-to-date decrease is due primarily to higher ad valorem taxes and higher franchise taxes on higher revenues.

(cc)	The year-to-date decrease is due primarily to elimination of higher affiliated dividend at the Utility as described in (n).

Appendix A-3 lists special items by business with quarter-to-quarter and year-to-date comparisons.  Amounts are shown on both earnings per share and net income bases.  Special items are those events that are less routine, are related to prior periods, or are related to discontinued businesses.  Special items are included in as-reported earnings per share consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share.  As a result, operational earnings per share is considered a non-GAAP measure.

Appendix A-3: Special Items (shown as positive / (negative) impact on earnings)
Fourth Quarter and Year-to-Date 2010 vs. 2009
(Per share in U.S. $)
	Fourth Quarter			Year-to-Date
	2010	2009	Change	2010	2009	Change
Utility
None	–	–	–	–	–	–

Entergy Wholesale Commodities
Non-utility nuclear spin-off expenses (dd)	(0.04)	(0.06)	0.02	(0.54)	(0.23)	(0.31)

Parent & Other
Non-utility nuclear spin-off expenses (dd)	–	(0.05)	0.05	0.10	(0.14)	0.24
Total Special Items	(0.04)	(0.11)	0.07	(0.44)	(0.37)	(0.07)

(U.S. $ in millions)
	Fourth Quarter			Year-to-Date
	2010	2009	Change	2010	2009	Change
Utility
None	–	–	–	–	–	–

Entergy Wholesale Commodities
Non-utility nuclear spin-off expenses (dd)	(6.7)	(12.0)	5.3	(100.7)	(44.0)	(56.7)

Parent & Other
Non-utility nuclear spin-off expenses (dd)	–	(9.1)	9.1	18.5	(27.0)	45.5
Total Special Items	(6.7)	(21.1)	14.4	(82.2)	(71.0)	(11.2)

(dd)
Includes non-utility nuclear spin-off dis-synergies and expenses for outside services to pursue the previously planned spin-off in both years and the charge in connection with the business unwind of Enexus Energy Corporation and EquaGen LLC in 2010.

B.	Regulatory Summary

Appendix B provides a summary of selected regulatory cases and events that are pending.

Appendix B: Regulatory Summary Table
Company	Pending Cases / Events
Retail Regulation

Entergy Arkansas Authorized ROE: 10.2% Last Filed Rate Base: $4.0 billion Filed 6/10 based on 6/30/09 test year, with known and measurable changes through 6/30/10
Rate Case Recent Activity:  None.
Background:  EAI implemented a $63.7 million rate increase in the first billing cycle of July 2010 pursuant to the settlement approved by the APSC in June 2010, which authorized a 10.2 percent allowed return on equity.

Show Cause Order Regarding System Agreement / Future Operation and Control of EAI’s Transmission Assets Recent Activity: EAI continued to file testimony and participate in the hearing process in the APSC Show Cause proceeding.  On October 27, 2010, Charles River Associates (CRA) concluded that EAI alone joining the Southwest Power Pool Regional Transmission Organization (SPP RTO), relative to operating on a standalone basis, will not yield significant economic benefits to the EAI region or the collective SPP-Entergy region.  CRA's Midwest Independent System Operator (MISO) studies for the Entergy System and EAI standalone are expected by the end of February 2011.  Pursuant to its revised procedural schedule, on May 12, 2011, EAI will file its initial assessments and recommendations regarding each of the five strategic options, followed by Staff and Intervenor testimony on July 12, 2011, with an evidentiary hearing to take place on September 7, 2011.  The targeted APSC order date of October 7, 2011 is unchanged.
Background: On February 11, 2010, the APSC issued a Show Cause order opening an inquiry to conduct an investigation, with the intent to render its decision by the end of 2010, regarding the prudence of EAI’s entering a successor pooling agreement with the other Entergy Utility Operating Companies, as opposed to becoming a standalone entity upon exit from the System Agreement in December 2013, and whether EAI, as a standalone utility should join the SPP RTO.  As a parallel matter, the APSC will also monitor whether Entergy will make any meaningful enhancements to its Independent Coordinator of Transmission (ICT) arrangement in 2010 with filings at FERC.  EAI noted in its subsequently filed testimony that it is not reasonable to complete a comprehensive evaluation of strategic options by the end of 2010 and that forcing a decision would place parties in the untenable position of making critical decisions based on insufficient information.  EAI’s plan is expected to lead to a decision regarding critical path issues in late 2011.  In an attempt to reach understanding of complex issues, EAI held a series of technical conferences targeting specific subject matter in 2010.  On August 31, 2010, the APSC directed EAI and all parties to compare all five strategic options at the same time, pursuant to a procedural schedule, as follows: (1) EAI Self-Provide; (2) EAI w/ 3rd party coordination agreements; (3) Successor Arrangements; (4) EAI as a standalone member of SPP RTO; and (5) EAI as a standalone member of MISO.

Entergy Gulf States Louisiana

Authorized ROE Range:  9.9% - 11.4%
(electric)
10.0% - 11.0%
(gas)
Last Filed
Rate Base:
$2.3 billion
(electric)
Filed 8/10 based on 12/31/09 test yr
$0.05 billion
(gas)
Filed 1/11 based on 9/30/10 test yr

Formula Rate Plan Recent Activity:  At its January 19, 2011 Business and Executive (B&E) session, the LPSC accepted the joint LPSC Staff / EGSL report reflecting resolution of the 2009 test year FRP filing.  The August 26, 2010 revised filing reflected a 10.12 percent earned ROE which was within the bandwidth resulting in no cost of service adjustment.  The revised filing also reflected two increases outside of the FRP sharing mechanism: (1) an extraordinary cost change increase of $7.8 million associated with decommissioning accruals related to EGSL’s River Bend Station approved by the Commission in July and (2) $25.2 million for capacity costs.  The revised filing was not contested by the Staff or intervenors, and the rates became effective, beginning with the first billing cycle of September 2010   All parties agreed that the depreciation issue raised by the ancillary filing and the transmission rider issue did not need to be completed prior to closing out the 2009 test year filing.
Background:  At its October 2009 B&E session, the LPSC approved an uncontested settlement resolving the 2007 test year FRP filing and extending the FRP regulatory process for an additional three years.  The new FRP was adopted for the 2008-2010 test years and retained the 10.65 percent ROE midpoint with a +/- 75 basis point bandwidth and a recovery mechanism for Commission-approved capacity additions.  Earnings outside the bandwidth are allocated prospectively, 60 percent to customers and 40 percent to the company.  As part of the settlement, all parties also committed to work together to attempt to develop a transmission rider for EGSL.  At its May 19, 2010 B&E session, the LPSC accepted the joint LPSC Staff / EGSL report reflecting resolution of the 2008 test year FRP filing.  In response to a depreciation rate complaint filed at FERC by the LPSC, EGSL presented in its 2009 test year FRP filing two ancillary FRP filing proposals based on a new depreciation study that increased depreciation rates and related FRP revenues by either $45.3 million (assuming a 40 year River Bend life) or $24.4 million (60 year life).  EGSL also noted in the filing that LPSC Staff, EGSL and intervenors continue working to design a transmission rider for EGSL.

Entergy Louisiana Authorized ROE Range: 9.45% - 11.05% Last Filed Rate Base: $3.0 billion Filed 8/10 based on 12/31/09 test year
Formula Rate Plan Recent Activity: At its December 8, 2010 B&E session, the LPSC accepted the joint LPSC Staff / ELL report reflecting resolution of the 2009 test year FRP filing.  The August 26, 2010 revised filing reflected a 10.82 percent earned ROE which was within the bandwidth resulting in no cost of service adjustment.  The revised filing also reflected two increases outside of the FRP sharing mechanism: (1) an extraordinary cost change increase of $3.482 million in retail rates associated with decommissioning accruals related to ELL’s Waterford 3 Steam Electric Station approved by the Commission in July, and (2) $2.2 million for capacity costs.  The revised filing was not contested by the Staff or intervenors, and the rates became effective beginning with the first billing cycle of September 2010.  All parties agreed that the depreciation issue raised by the ancillary filing and the transmission rider issue did not need to be completed prior to closing out the 2009 test year filing.
Background:  At its October 2009 B&E session, the LPSC approved an uncontested settlement resolving the 2006 and 2007 test year FRP filings and extending the FRP regulatory process for an additional three years.  The new FRP was adopted for the 2008-2010 test years and retained the 10.25 percent ROE midpoint with a +/- 80 basis point bandwidth and a recovery mechanism for Commission-approved capacity additions.  Earnings outside the bandwidth are allocated prospectively, 60 percent to customers and 40 percent to the company.  As part of the settlement, all parties also committed to work together to attempt to develop a transmission rider for ELL.  At its April 21, 2010 B&E session, the LPSC accepted the joint LPSC Staff / ELL report reflecting resolution of the 2008 test year FRP filing.  In response to a depreciation rate complaint filed at FERC by the LPSC, ELL presented in its 2009 test year FRP filing two ancillary FRP filing proposals based on a new depreciation study that increased depreciation rates and related FRP revenues by either $96.4 million (assuming a 40 year Waterford 3 life) or $40.5 million (60 year life).  ELL also noted in the filing that LPSC Staff, ELL and intervenors continue working to design a transmission rider for ELL.

Appendix B (continued)
Company	Pending Cases / Events
Retail Regulation

Entergy Louisiana (continued)
Acadia Unit 2 Acquisition Recent Activity: On December 6, 2010, ELL / EGSL filed an executed uncontested settlement term sheet, which was approved by the LPSC on January 19, 2011.  The term sheet provides for three scenarios allowing the transaction to proceed, depending upon the outcome of a FERC ruling on modifications to a System Agreement schedule to include acquisition adjustments.  If the FERC approves the modifications to the System Agreement schedule prior to closing, ELL will purchase 100 percent of the plant and sell one third of the output to EGSL as proposed.  In the other two scenarios, ELL will retain and include in rates 100 percent of the unit for a period of up to one year, at which time ELL must file either to permanently retain 100 percent ownership of the unit or enter into a joint ownership arrangement with EGSL pursuant to which EGSL would purchase one-third of the unit.  The commercial issues associated with joint ownership of a single generation unit are being evaluated, and it is possible ELL may seek approvals to purchase the full output of the unit permanently.  Closing of the sale to ELL is expected to occur by March 31, 2011.
Background: In October 2009, ELL signed a purchase and sale agreement to acquire the 580 MW Unit 2 of the Acadia Energy Center for $300 million ($517/kW).  ELL proposes to acquire 100 percent of Acadia Unit 2 and a 50 percent ownership interest in the facility’s common assets.  Cleco Power will serve as operator for the entire facility.  ELL has committed to sell one third of the output to EGSL in accordance with terms and conditions detailed under the existing System Agreement.  The purchase is contingent upon, among other things, obtaining necessary approvals, including full cost recovery, from various federal and state regulatory and permitting agencies and the filing of notification under Hart-Scott-Rodino antitrust law.  ELL also entered into an interim tolling agreement (ITA) to purchase the capacity and energy output of Acadia Unit 2 expected to commence on May 1, 2010 and to expire at the closing of the acquisition transaction.
ELL initiated its filing at the LPSC on November 13, 2009.  On April 9, 2010, the LPSC approved ELL and EGSL’s uncontested request concerning the limited-term ITA, and on July 28, the LPSC approved an interim PPA that began June 1, 2010 while federal reviews were pending.  On September 30, 2010, the relevant Hart-Scott-Rodino waiting period expired without action.  With this clearance, the interim PPA was replaced by the original tolling agreement effective October 1, 2010.  On June 4, 2010, the FERC concluded that the proposed transaction is consistent with the public interest and issued an order authorizing ELL to acquire Acadia Unit 2 from Acadia Power Partners, LLC.

Little Gypsy Repowering Recent Activity:  Hearings were held in November 2010 on all issues other than cost allocation among customer classes.  All parties in the docket reached agreement on all of the remaining outstanding issues on February 4, 2011.  The parties intend to draft and file a Proposed Uncontested Stipulated Settlement and request a hearing on that Settlement.  On February 7, 2011, the LPSC Staff filed an unopposed motion to continue the hearing scheduled for February 8, 2011.
Background: The LPSC voted unanimously in 2007 to approve ELL’s request to repower the 538 MW Little Gypsy unit to utilize CFB technology relying on a dual-fuel approach (petroleum coke and coal), an action that could reduce Louisiana customers’ dependence on natural gas.  Following a decline in natural gas prices, as well as environmental concerns, the unknown costs of carbon legislation and changes in the capital / financial markets, the LPSC unanimously accepted ELL’s recommendation to place the Little Gypsy project in longer-term suspension of 3 years or more in May 2009.  On October 27, 2009, ELL filed an application and testimony seeking LPSC authorization to cancel the Little Gypsy Unit 3 repowering project allowing ELL to cancel permits, eliminating the requirement to monitor the project for potential restart.  In addition, ELL sought to recover cost incurred on a levelized five-year recovery basis to be trued up.  In the event ELL’s costs exceed the authorized amount, ELL proposed that it be required to justify any additional recovery.  In January 2010, ELL filed an updated cost estimate of nearly $215 million, including nearly $193 million of costs incurred through December 31, 2009 and $22 million of net cancellation / project termination costs including AFUDC through March 2011.  On June 29, 2010, LPSC Staff and intervenors filed testimony.  Among others, LPSC Staff (1) agreed it was prudent to move the project from long-term suspension to cancellation, and the timing of the decision to suspend on a longer-term basis was not imprudent; (2) indicated that, except for $819 thousand, costs incurred should be deemed prudent; (3) recommended recovery from customers over ten years and that the LPSC may want to consider 15 years; (4) allowed recovery of carrying costs and earning a return on project costs, but at a reduced rate approximating the cost of debt while acknowledging the LPSC may consider ordering no return; and (5) indicated ELL should be directed to securitize project costs, if legally feasible and in the public interest.  HB 1207, creating the Louisiana Electric Investment Recovery Securitization Act, was unanimously passed in the Louisiana legislature and signed by Governor Jindal on July 6, 2010.  Currently pending before the LPSC is an LPSC Staff appeal of an ALJ decision regarding a dispute between the Staff and industrial intervenors relating to allocation of project costs among customer classes.

Waterford 3 Steam Generator Replacement Activity:  Subsequent to hydrostatic testing, which is the last step in the fabrication process before the replacement steam generators (RSGs) were to be released for delivery to the plant, Westinghouse discovered the separation of stainless steel cladding from the carbon steel base metal, in the channel head of both RSGs, in areas beneath and adjacent to the divider plate.  On December 17, 2010, ELL notified the LPSC that Westinghouse advised that the RSGs would not be completed and delivered in time to maintain the current project schedule.  The schedule anticipated installation during the Spring 2011 refueling outage.  Analysis to determine the root cause of the event is underway.  When analysis is complete, ELL will work with Westinghouse to fully develop repair options and evaluate those options to determine which is expected to be in the best interest of ELL and its customers.  On January 13, 2011, the ALJ granted ELL’s motion to suspend the procedural schedule.
Background:  On June 26, 2008, ELL petitioned the LPSC to replace two steam generators, the reactor vessel closure head and control drive mechanisms, at an expected cost of $511 million.  The long-lead time to design, manufacture and transport some of the required equipment to the site required approval then in order to perform the project in 2011.  On November 12, 2008, the LPSC approved the stipulated settlement, finding that the decision to undertake this project at an estimated cost of $511 million was prudent and the timing concurrent with the 2011 outage is reasonable.  Prudent costs will be eligible for recovery through ELL’s formula rate plan, if extended, or a base rate case filing.  ELL shall undertake a future prudence review to consider at least project management, cost controls, success in achieving stated objectives, project replacement cost, and outage length / replacement power costs.  ELL will also provide high level quarterly status reports on budget, schedule and business issues.  On July 23, 2010, ELL filed an application with the LPSC seeking an order certifying for inclusion in rates beginning September 2011 the estimated first-year revenue requirement for the incremental costs associated with the project.

Appendix B (continued)
Company	Pending Cases/Events
Retail Regulation

Entergy Mississippi Authorized ROE Range: 10.79% - 13.05% (per FRP filing) Last Filed Rate Base: $1.5 billion Filed 3/10 based on 12/31/09 test yr
Formula Rate Plan Recent Activity:  None.
Background: EMI had been operating under a FRP last approved in December 2002.  The FRP allowed the company’s earned ROE to increase or decrease within a bandwidth with no change in rates.  Rate changes, if any, were effective on a prospective basis.  On March 4, 2010, the MPSC approved modifications to EMI’s FRP that (1) aligned EMI’s FRP more closely with the FRPs of the other regulated gas and electric utilities in Mississippi; (2) provided the opportunity to reset the ROE and bandwidth based upon performance ratings; (3) rescored the performance adjustment factors; (4) eliminated the $14.5 million revenue adjustment limit and changed the 2 percent of revenues limit to a 4 percent limit, with any adjustment over 2 percent requiring a hearing; and (5) directed EMI to phase-out the summer / winter rate differential in residential rates over two years.  On June 25, 2010, the MPSC issued an order approving the terms of a joint stipulation agreement between the Mississippi Public Utilities Staff and EMI for the 2009 test year FRP filing.  The agreement called for no increase but permitted EMI to create a regulatory asset for Mississippi Attorney General litigation costs ($3.8 million at the time the order was issued).  It also directs EMI to file a depreciation study within 12 months of that order.

Entergy New Orleans Authorized ROE Range: 10.7% - 11.5% (electric) 10.25% - 11.25% (gas) Last Filed Rate Base: $0.3 billion (electric) $0.08 billion (gas) Filed 5/10 based on 12/31/09 test yr
Formula Rate Plan Recent Activity:  On October 7, 2010, ENOI came to an Agreement in Principle with the City Council of New Orleans’ (CCNO’s) Advisors that includes additional black box electric and gas rate changes to reflect a total decrease of $18 million for electric rates and no change to gas rates retroactive to the first billing cycle of October 2010.  In addition, ENOI will recognize a $3.0 million regulatory asset to be recovered over 36 months commencing January 1, 2011 outside the gas FRP deadband.  The agreement also called for ENOI to withdraw its application to implement certain corrections to its purchased gas adjustment clause upon final approval of the settlement. At its November 4, 2010 meeting, the CCNO approved the 2009 test year FRP settlement.
Background: A new three year FRP beginning with the 2009 test year was adopted in ENOI’s rate case settled in April 2009.  Key provisions include an 11.1 percent electric ROE and a +/- 40 basis point bandwidth and a 10.75 percent gas ROE with a +/- 50 basis point bandwidth.  Earnings outside the bandwidth reset to the midpoint ROE, with rates changing on a prospective basis depending on whether ENOI is over or under-earning.  The FRP also includes a recovery mechanism for Council-approved capacity additions, plus provisions for extraordinary cost changes and force majeure.  The FRP may be extended by the mutual agreement of ENOI and the CCNO.  The settlement also implemented energy conservation and demand programs.

Entergy Texas Authorized ROE: 10.125% Last Filed Rate Base: $1.6 billion Filed 12/09 based on 6/30/09 adjusted test yr
Rate Case Recent Activity:  On December 13, 2010, the PUCT issued its order approving the stipulation and settlement agreement.  The competitive generation service (CGS) tariff, which was not settled, was severed into a new docket.  Although agreement has yet to be reached, the parties continue to explore options that could ultimately result in a settlement on all or a significant portion of the issues related to the CGS tariff. Also during the November 2010 open meeting, the PUCT denied the rulemaking petition for a purchased power capacity cost rider. The PUCT indicated that ETI will have the opportunity to ask the Legislature to address this issue during the upcoming legislative session.
Background: ETI implemented an interim rate increase of $17.5 million beginning on May 1, 2010, pursuant to a February 2010 unanimous settlement on interim rates, and a $59 million base rate increase for usage on and after August 15, 2010, pursuant to its August 2010 stipulation and settlement agreement. Additional key elements of the stipulation and settlement agreement include an additional $9 million rate increase for bills rendered on and after May 2, 2011 (the first billing cycle of the month) and a 10.125 percent allowed return on equity (up from 10 percent).  The settlement specified that River Bend decommissioning costs will be set at $2.019 million annually.  In addition, the settlement stipulated to $464 million of net transmission cost to set the baseline investment and return assumptions necessary to make subsequent filings for recovery under a transmission cost recovery factor rider authorized for use by ETI in the 2009 legislative session.  The settlement did not address the CGS tariff proposed by ETI, as required in state legislation initially enacted in 2005 and modified in 2009.  The ALJ in the rate case issued a Proposal for Decision (PFD) recommending that the CGS tariff be rejected due to the potential for a substantial shift in costs from a limited class of eligible and participating customers to remaining customers thus violating the basic principle of cost-causation.  In the PFD, the ALJ recognized that the law is clear that ETI be made whole for program costs and any loss of revenues from participating customers. Separately, ETI submitted a petition on September 17, 2010 to the PUCT to initiate a rulemaking for a proposed rule allowing for a purchased power capacity cost rider.  In the filing, ETI stated that other non-ERCOT utilities generally support a rule authorizing timely recovery of purchased power capacity costs outside a base rate case.

Wholesale Regulation

System Energy Resources, Inc. Authorized ROE: 10.94% Last Calculated Rate Base: $1.2 billion for 12/31/10 monthly cost of service
Recent Activity:  None.
Background:  10.94 percent ROE approved by July 2001 FERC order.
Grand Gulf Uprate: Work continues on SERI’s approximate 178 MW uprate of the Grand Gulf nuclear plant.  The project is currently expected to cost $575 million, including transmission upgrades, assuming a 2012 in-service date.  SERI owns or leases 90 percent of the plant. On November 30, 2009, the MPSC issued a Certificate of Public Convenience and Necessity for implementation of the uprate.  The license amendment application was submitted to the NRC on September 8, 2010. Following an acceptance review period, the NRC formally accepted the submittal for review on December 22, 2010.

Appendix B (continued)
Proceeding	Pending Cases/Events
Wholesale Regulation

System Agreement
Recent Activity: The Utility Operating Companies continue to meet with the Commissioners, Staffs and / or advisors of retail regulatory commissions to discuss alternatives upon exit of EAI and EMI from the System Agreement in 2013 and 2015, respectively, which is being pursued in parallel with evaluation by the Entergy Regional State Committee (E-RSC) of the SPP RTO, MISO, and modified ICT alternatives.
On December 9, 2010, a FERC ALJ issued an Initial Decision finding that Entergy’s accounting for certain wholesale opportunity sales of energy by EAI to third parties in 2000 through 2009 (representing less than 0.5 percent of total system sales during the period) violated the System Agreement and warranted refunds to the Utility Operating Companies.  The Utility Operating Companies and the FERC Staff filed exception briefs in January requesting that the FERC reject the ALJ Initial Decision.  Due to the need for clarification on certain aspects of the calculation, the Utility Operating Companies have not quantified refunds that could be required.  This matter is now pending before the FERC for decision.
Background:  The System Agreement case addresses the allocation of production costs among the Utility Operating Companies.  In 2005, the FERC issued orders that require each Utility Operating Company’s production costs to be within + / - 11 percent of System average production costs and set 2007 as the first possible year of payments among the Utility’s Operating Companies, based on calendar year 2006 actual production costs.  Upon appeal, the DC Circuit remanded to the FERC for reconsideration of the FERC's conclusion it did not have the authority to order refunds and the decision to delay the implementation of the bandwidth remedy.  The remand is pending at FERC.
Bandwidth filings for production costs required payments from EAI to various other Utility Operating Companies of approximately $252 million, $252 million, $390 million and $41.6 million for the 2007 through 2010 bandwidth filings respectively.  FERC set each of these bandwidth filings for hearing following protests from retail regulatory commissions and / or third parties.  A final order in the 2007 bandwidth proceeding has been issued by the FERC, and requests for rehearing and clarification have been filed.  Bandwidth proceedings based on 2008 through 2010 remain outstanding.
On May 25, 2010, the Utility Operating Companies filed testimony refuting the LPSC’s claims in its April 16, 2010 filing at the FERC alleging that Entergy violated the System Agreement by permitting EAI to make non-requirements sales to non-affiliated third parties rather than making such energy available to the other Utility Operating Companies’ customers.  The LPSC filing also stated these non-requirements sales caused harm to the Utility Operating Companies’ customers of $144.4 million over the period 2000-2009, and these customers should be compensated for this harm by Entergy’s shareholders.  In its Initial Decision discussed above, the ALJ’s methodology for calculating refunds in this case differs from the one proposed by the LPSC.
The System Agreement has been and continues to be the subject of ongoing litigation.  As a result, EAI and EMI submitted their eight year notices to withdraw from the System Agreement effective December 2013 and November 2015, respectively.  On November 19, 2009, FERC accepted notices of cancellation and determined EAI and EMI are permitted to withdraw from the System Agreement following the 96 month notice period without payment of a fee or being required to otherwise compensate the remaining Utility Operating Companies as a result of withdrawal.  FERC stated it expected Entergy and all interested parties to move forward and develop details of all needed successor arrangements and encouraged Entergy to file its Section 205 filing for post-2013 arrangements as soon as possible.  On February 1, 2011, FERC denied the LPSC and CCNO’s request for rehearing.  In early April 2010, Entergy Corporation and the Utility Operating Companies determined in connection with their decision-making process that it is appropriate to agree and commit that no Utility Operating Company will enter voluntarily into successor arrangements with the other Utility Operating Companies if its retail regulator finds successor arrangements are not in the public interest.

Independent Coordinator of Transmission Authorized ROE: 11.0%(ee) Last Filed Rate Base: $2.2 billion (ff) Filed 5/10 based on 12/31/09 test year
Recent Activity: On November 16, 2010, FERC issued an order accepting the Utility Operating Companies’ proposal to extend the ICT arrangement with SPP by an additional term of two years, providing time for analysis of longer term structures.  In addition, on December 16, 2010, FERC issued an order that granted the E-RSC additional authority over transmission planning and cost allocation.  Specifically, the E-RSC has been given authority, upon unanimous vote of all members, to direct the Utility Operating Companies to: make a filing to propose changes to the way costs for future transmission upgrades are allocated under the Open Access Transmission Tariff (OATT) and add specific projects to the Entergy Construction Plan.
Addendum studies by CRA are underway, including cost-benefit analysis of the Entergy and Cleco regions joining the MISO RTO.  Completion of all studies is currently projected by the end of February 2011.
Background:  In November 2006, the Utility Operating Companies installed SPP as their ICT with an initial term of four years unless Entergy filed and the FERC approved an extension beyond that four year period.  The Utility Operating Companies did not transfer control of the transmission system but rather vested the ICT with responsibility, among others, for granting or denying transmission service, administering the OASIS node, developing a base plan for the transmission system that is used to determine whether costs of transmission upgrades should be rolled into transmission rates or directly assigned to customers requesting or causing the upgrade to be built, serving as reliability coordinator for the transmission system and overseeing the Weekly Procurement Process (WPP).
In fall 2009, the E-RSC – comprised of one representative from each of the Utility Operating Company retail regulators – was formed to consider several of the issues related to the Entergy transmission system.  The Utility Operating Companies expect that the E-RSC will reflect in its evaluation process the cost-benefit analysis underway now by CRA that will compare the ICT arrangement to joining the SPP RTO and MISO.  If one of the RTOs is deemed the preferred alternative, it is anticipated that the implementation process may take at least 12-18 months after a decision is made.
On September 30, 2010, CRA presented its cost-benefit analysis (CBA) of the Entergy and Cleco regions joining the SPP RTO.  The findings of the CBA indicate that the Entergy region (including entities beyond the Utility Operating Companies) would realize anywhere from a net cost of $(438) million to a net benefit of $387 million, primarily depending upon transmission cost allocation issues.

(ee)	Applies to sales made under Entergy’s FERC-jurisdictional OATT.
(ff)	Reflects transmission rate base in Entergy’s FERC OATT filing, for which such amounts are also reflected in the rate base figures for each of the Utility Operating Companies shown above

C.	Financial Performance Measures and Historical Performance Measures

Appendix C-1 provides comparative financial performance measures for the current quarter.  Appendix C-2 provides historical financial performance measures and operating performance metrics for the trailing eight quarters.  Financial performance measures in both tables include those calculated and presented in accordance with generally accepted accounting principles (GAAP), as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items.  Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items.  A reconciliation of operational measures to as-reported measures is provided in Appendix F.

Appendix C-1: GAAP and Non-GAAP Financial Performance Measures
Fourth Quarter 2010 vs. 2009 (see Appendix E for definitions of certain measures)

For 12 months ending December 31	2010	2009	Change
GAAP Measures
Return on average invested capital – as-reported	7.8%	7.7%	0.1%
Return on average common equity – as-reported	14.6%	14.9%	(0.3%)
Net margin – as-reported	10.9%	11.5%	(0.6%)
Cash flow interest coverage	7.8	6.1	1.7
Book value per share	$47.53	$45.54	$1.99
End of period shares outstanding (millions)	178.7	189.1	(10.4)

Non-GAAP Measures
Return on average invested capital – operational	8.2%	8.1%	0.1%
Return on average common equity – operational	15.6%	15.7%	(0.1%)
Net margin – operational	11.6%	12.1%	(0.5%)

As of December 31 ($ in millions)	2010	2009	Change
GAAP Measures
Cash and cash equivalents	1,294	1,710	(416)
Revolver capacity	2,354	1,464	890
Total debt	11,816	12,014	(198)
Securitization debt	931	838	93
Debt to capital ratio	57.3%	57.4%	(0.1%)
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	107	116	(9)
Leases – Entergy’s share	546	530	16
Total off-balance sheet liabilities	653	646	7

Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	55.3%	55.6%	(0.3%)
Total gross liquidity	3,648	3,174	474
Net debt to net capital ratio, excluding securitization debt	52.1%	51.5%	0.6%
Net debt to net capital ratio including off-balance sheet liabilities, excluding securitization debt	53.8%	53.1%	0.7%

Appendix C-2: Historical Performance Measures (see Appendix E for definitions of measures)
	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10	09YTD	10YTD
Financial
EPS – as-reported ($)	1.20	1.14	2.32	1.64	1.12	1.65	2.62	1.26	6.30	6.66
Less – special items ($)	(0.09)	(0.09)	(0.08)	(0.11)	(0.21)	(0.06)	(0.14)	(0.04)	(0.37)	(0.44)
EPS – operational ($)	1.29	1.23	2.40	1.75	1.33	1.71	2.76	1.30	6.67	7.10
Trailing Twelve Months
ROIC – as-reported (%)	7.6	7.5	7.1	7.7	7.6	8.1	8.2	7.8	7.7	7.8
ROIC – operational (%)	8.0	7.8	7.5	8.1	8.0	8.5	8.7	8.2	8.1	8.2
ROE – as-reported (%)	14.1	13.7	13.2	14.9	13.8	14.8	15.5	14.6	14.9	14.6
ROE – operational (%)	15.0	14.6	14.1	15.7	14.9	15.8	16.6	15.6	15.7	15.6
Cash flow interest coverage	6.5	6.7	5.5	6.1	6.3	6.6	8.0	7.8	6.1	7.8
Debt to capital ratio (%)	57.4	55.9	56.7	57.4	57.0	56.6	57.5	57.3	57.4	57.3
Debt to capital ratio, excluding securitization debt (%)	56.7	55.3	56.1	55.6	55.2	54.8	55.6	55.3	55.6	55.3

Utility
GWh billed
Residential	7,893	7,100	11,213	7,421	9,645	7,705	12,365	7,750	33,626	37,465
Commercial & Gov’t	6,756	7,095	8,794	7,240	7,064	7,384	9,341	7,504	29,884	31,294
Industrial	8,139	8,790	9,473	9,235	8,733	9,862	10,276	9,880	35,638	38,751
Wholesale	1,387	1,313	1,164	998	1,317	971	1,063	1,021	4,862	4,372
O&M expense/MWh	$18.51	$20.96	$15.77	$20.18	$17.29	$19.21	$16.41	$21.18	$18.67	$18.39
Reliability
SAIFI	1.8	1.7	1.7	1.8	1.7	1.8	1.8	1.7	1.8	1.7
SAIDI	208	194	203	210	213	206	197	187	210	187

Entergy Wholesale Commodities
Owned capacity (gg)	6,351	6,351	6,351	6,351	6,351	6,351	6,351	6,351	6,351	6,351
GWh billed (hh)	10,704	9,726	11,718	11,821	11,128	10,498	10,736	10,320	43,969	42,682
Avg. realized revenue per MWh (hh)	$63.47	$58.10	$60.53	$59.62	$58.31	$58.15	$61.51	$58.16	$60.46	$59.04
Non-fuel O&M expense/ purchased power per MWh (hh) (ii)	$23.46	$25.94	$23.36	$25.20	$23.90	$26.93	$29.59	$26.74	$24.45	$26.76
EWC Nuclear Operational Measures
Capacity factor (%)	92	81	100	99	94	90	91	86	93	90
GWh billed	10,074	8,980	10,876	11,052	10,255	9,868	9,888	9,644	40,981	39,655
Avg. realized revenue per MWh	$63.84	$59.22	$61.70	$59.43	$58.72	$57.69	$61.41	$58.80	$61.07	$59.16
Production cost per MWh (ii)	$23.14	$24.30	$22.57	$23.20	$23.70	$24.40	$27.79	$25.23	$23.26	$25.27

(gg) Fourth quarter and year-to-date 2010 owned capacity includes the 335 MW ownership position in the Harrison County power plant, which was sold on December 31, 2010.

(hh) Excludes amounts associated with the 80 MW of wind generation, which are accounted for using the equity method of accounting.

(ii) 2009 and 2010 excludes the effect of the special item for non-utility nuclear spin-off expenses at Entergy Wholesale Commodities.

D.	Planned Capital Expenditures

The capital plan for 2011 through 2013 anticipates $7.4 billion for investment, including $2.9 billion of maintenance capital, as shown in Appendix D-1.  The remaining $4.5 billion is for specific investments and other initiatives such as:

•
Utility:  the Utility’s portfolio transformation strategy including the 580 MW Acadia Unit 2 acquisition (including planned plant upgrades, transaction costs, and contingencies), an approximate 178 MW uprate project at Grand Gulf, and three resource acquisition opportunities identified in the 2009 summer long-term RFP including the self-build option at Entergy Louisiana’s Ninemile site, as well as the associated transmission investment.  Other committed spending includes the steam generator replacement at Entergy Louisiana’s Waterford 3 nuclear unit; environmental compliance spending; transmission upgrades; and spending to comply with NERC Transmission Planning rules.  As discussed more fully in Appendix B, the effect of the delay in the Waterford 3 replacement steam generators (which was previously planned for installation in the Spring 2011) is not reflected in the Utility capital plan.

•
Entergy Wholesale Commodities: dry cask storage, nuclear license renewal efforts, component replacement and identified repairs across the fleet, NYPA value sharing, the Indian Point Independent Safety Evaluation, and Wedgewire Screens at the Indian Point site.

Appendix D-1: 2011 – 2013 Planned Capital Expenditures
($ in millions) – Prepared February 2011
	2011	2012	2013	Total
Maintenance capital
Utility	848	895	868	2,611
Entergy Wholesale Commodities	93	93	111	297
Subtotal	941	988	979	2,908
Other capital commitments
Utility	1,385	1,395	922	3,702
Entergy Wholesale Commodities	273	268	264	805
Subtotal	1,658	1,663	1,186	4,507
Total Planned Capital Expenditures	2,599	2,651	2,165	7,415

The Utility 2011 through 2013 capital plan is comprised of investments associated with generation, distribution, and transmission operations.  Planned maintenance capital of $2.6 billion is split approximately 50 percent distribution, 25 percent transmission, 15 percent generation, and 10 percent other. Appendix D-2 provides an allocation of the Utility $3.7 billion other capital commitments for 2011 through 2013.  Estimated annual amounts shown in Appendix D-2 are intended to be indicative and are subject to change.

Appendix D-2: 2011 – 2013 Planned Utility Other Capital Commitments by Function
($ in millions) – Prepared February 2011
	2011	2012	2013	Total
Other capital commitments – Utility
Generation	1,098	1,071	628	2,797
Transmission	213	252	223	688
Distribution	30	26	14	70
Other	44	46	57	147
Total Utility Other Capital Commitments	1,385	1,395	922	3,702

E.	Definitions

Appendix E provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release.

Appendix E: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures
Utility
GWh billed	Total number of GWh billed to all retail and wholesale customers
O&M expense per MWh	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year, excluding the impact of major storm activity
SAIDI	System average interruption duration index; average minutes per customer per year, excluding the impact of major storm activity
Number of retail customers	Number of customers at end of period

Entergy Wholesale Commodities
Owned capacity	Installed capacity owned and operated by Entergy Wholesale Commodities, including investments in wind generation accounted for under the equity method of accounting
GWh billed	Total number of GWh billed to customers, excluding investments in wind generation accounted for under the equity method of accounting
Average realized revenue per MWh
As-reported revenue per MWh billed for Entergy Wholesale Commodities plants, excluding revenue from the amortization of the Palisades below-market PPA and investments in wind generation accounted for under the equity method of accounting

Non-fuel O&M expense/purchased power per MWh	Operation, maintenance and refueling expenses and purchased power per MWh billed, excluding fuel and investments in wind generation accounted for under the equity method of accounting

Entergy Wholesale Commodities – Nuclear
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
GWh billed	Total number of GWh billed to all customers
Average realized revenue per MWh	As-reported revenue per MWh billed for Entergy Wholesale Commodities nuclear plants, excluding revenue from the amortization of the Palisades below-market PPA
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Planned TWh of generation
Amount of output expected to be generated by Entergy Wholesale Commodities nuclear units considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch, assuming timely renewal of plant operating licenses

Percent of planned generation sold forward
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages
Unit-contingent with availability guarantees
Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract

Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction which was used as a placeholder until a unit-contingent transaction could be originated and executed
Planned net MW in operation	Amount of capacity to be available to generate power and/or sell capacity considering uprates planned to be completed during the year
Bundled energy & capacity contract	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contract	A contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator
Average revenue under contract per MWh or per kW per month
Revenue on a per unit basis at which generation output, capacity, or combination of both is expected to be sold to third parties (including offsetting positions), given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market Power Purchase Agreement for Palisades.  Revenue may fluctuate due to positive or negative basis differentials, option premiums, costs to convert Firm LD to unit-contingent and other risk management costs.

Financial measures defined in the below table include measures prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures.  Non-GAAP measures are included in this release in order to provide metrics that remove the effect of less routine financial impacts from commonly used financial metrics.

Appendix E: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures (continued)
Financial Measures – GAAP
Return on average invested capital – as-reported	12-months rolling net income attributable to Entergy Corporation (Net Income) adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity – as-reported	12-months rolling Net Income divided by average common equity
Net margin – as-reported	12-months rolling Net Income divided by 12 months rolling revenue
Cash flow interest coverage	12-months cash flow from operating activities plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, notes payable, capital leases, and preferred stock with sinking fund on the balance sheet less non-recourse debt, if any
Debt of joint ventures (Entergy’s share)	Debt issued by business joint ventures at Entergy Wholesale Commodities assets
Leases (Entergy’s share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital ratio	Gross debt divided by total capitalization
Securitization debt	Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at Entergy Texas and the 2009 ice storm at Entergy Arkansas

Financial Measures – Non-GAAP
Operational earnings	As-reported Net Income adjusted to exclude the impact of special items
Return on average invested capital – operational	12-months rolling operational Net Income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity – operational	12-months rolling operational Net Income divided by average common equity
Net margin – operational	12-months rolling operational Net Income divided by 12 months rolling revenue
Total gross liquidity	Sum of cash and revolver capacity
Debt to capital ratio, excluding securitization debt	Gross debt divided by total capitalization, excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net debt to net capital ratio, including off-balance sheet liabilities, excluding securitization debt
Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalent, excluding securitization debt

F.	GAAP to Non-GAAP Reconciliations

Appendix F-1 and Appendix F-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Equity, Return on Invested Capital and Net Margin Metrics
($ in millions)
	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10
As-reported Net Income-rolling 12 months (A)	1,147	1,103	1,088	1,231	1,210	1,298	1,336	1,250
Preferred dividends	20	20	20	20	20	20	20	20
Tax effected interest expense	366	368	361	351	372	368	358	354
As-reported Net Income, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,533	1,491	1,469	1,602	1,602	1,686	1,714	1,624

Special items in prior quarters	(55)	(54)	(54)	(49)	(53)	(76)	(71)	(75)

Special items in current quarter
Nuclear spin-off costs	(17)	(17)	(15)	(21)	(40)	(10)	(25)	(7)
Total special items (C)	(72)	(71)	(69)	(71)	(94)	(87)	(96)	(82)

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,605	1,562	1,538	1,673	1,696	1,773	1,810	1,706

Operational earnings, rolling 12 months (A-C)	1,219	1,174	1,157	1,302	1,304	1,385	1,432	1,332

Average invested capital (D)	20,126	19,995	20,629	20,748	21,149	20,761	20,802	20,781

Average common equity (E)	8,152	8,045	8,230	8,290	8,745	8,769	8,608	8,555

Operating revenues (F)	13,018	12,275	11,248	10,746	10,716	11,058	11,453	11,488

ROIC – as-reported % (B/D)	7.6	7.5	7.1	7.7	7.6	8.1	8.2	7.8

ROIC – operational % ((B-C)/D)	8.0	7.8	7.5	8.1	8.0	8.5	8.7	8.2

ROE – as-reported % (A/E)	14.1	13.7	13.2	14.9	13.8	14.8	15.5	14.6

ROE – operational % ((A-C)/E)	15.0	14.6	14.1	15.7	14.9	15.8	16.6	15.6

Net margin – as-reported % (A/F)	8.8	9.0	9.7	11.5	11.3	11.7	11.7	10.9

Net margin – operational % ((A-C)/F)	9.4	9.6	10.3	12.1	12.2	12.5	12.5	11.6

Appendix F-2: Reconciliation of GAAP to Non-GAAP Financial Measures – Credit and Liquidity Metrics
($ in millions)
	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10
Gross debt (A)	12,034	11,510	11,522	12,014	12,152	11,853	12,247	11,816
Less securitization debt (B)	310	301	301	838	838	829	940	931
Gross debt, excluding securitization debt (C)	11,724	11,209	11,221	11,176	11,314	11,024	11,307	10,885
Less cash and cash equivalents (D)	1,803	1,281	1,131	1,710	1,657	1,336	1,931	1,294
Net debt, excluding securitization debt (E)	9,921	9,928	10,090	9,466	9,657	9,688	9,376	9,591

Total capitalization (F)	20,975	20,588	20,315	20,939	21,322	20,935	21,290	20,623
Less securitization debt (B)	310	301	301	838	838	829	940	931
Total capitalization, excluding securitization debt (G)	20,665	20,287	20,014	20,101	20,484	20,106	20,350	19,692
Less cash and cash equivalents (D)	1,803	1,281	1,131	1,710	1,657	1,336	1,931	1,294
Net capital, excluding securitization debt (H)	18,862	19,006	18,883	18,391	18,827	18,770	18,419	18,398

Debt to capital ratio % (A/F)	57.4	55.9	56.7	57.4	57.0	56.6	57.5	57.3

Debt to capital ratio, excluding securitization debt % (C/G)	56.7	55.3	56.1	55.6	55.2	54.8	55.6	55.3

Net debt to net capital ratio, excluding securitization debt % (E/H)	52.6	52.2	53.4	51.5	51.3	51.6	50.9	52.1

Off-balance sheet liabilities (I)	573	569	567	646	644	641	638	653

Net debt to net capital ratio including off-balance sheet liabilities, excluding securitization debt % ((E+I)/(H+I))	54.0	53.6	54.8	53.1	52.9	53.2	52.5	53.8

Revolver capacity (J)	725	1,585	1,647	1,464	1,417	1,338	2,216	2,354

Gross liquidity (D+J)	2,528	2,866	2,778	3,174	3,074	2,674	4,147	3,648

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR”.

Additional investor information can be accessed on-line at
www.entergy.com/investor_relations

**********************************************************************************************************************
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties.  There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including          (a) those factors discussed in:  (i) Entergy’s Form 10-K for the year ended December 31, 2009; (ii) Entergy’s Form 10-Qs for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010; and (iii) Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear operating and regulatory risks; (e) legislative and regulatory actions; and (f) conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and in subsequent securities filings.

VII.	Financial Statements

Entergy Corporation

Consolidating Balance Sheet
December 31, 2010
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$70,182	$5,249	$859	$76,290
Temporary cash investments	751,403	448,541	18,238	1,218,182
Total cash and cash equivalents	821,585	453,790	19,097	1,294,472
Securitization recovery trust account	43,044	-	-	43,044
Notes receivable	-	1,065,356	(1,065,356)	-
Accounts receivable:
Customer	385,383	217,413	-	602,796
Allowance for doubtful accounts	(31,575)	(202)	-	(31,777)
Associated companies	20,214	66,807	(87,021)	-
Other	150,369	10,893	400	161,662
Accrued unbilled revenues	302,787	114	-	302,901
Total accounts receivable	827,178	295,025	(86,621)	1,035,582
Deferred fuel costs	64,659	-	-	64,659
Accumulated deferred income taxes	213,447	114,643	44,796	372,886
Fuel inventory - at average cost	205,258	2,262	-	207,520
Materials and supplies - at average cost	548,758	318,150	-	866,908
Deferred nuclear refueling outage costs	64,463	153,960	-	218,423
System agreement cost equalization	77,960	-	-	77,960
Prepaid taxes	190,349	111,919	(461)	301,807
Prepayments and other	64,127	174,854	7,055	246,036
TOTAL	3,120,828	2,689,959	(1,081,490)	4,729,297

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,147,271	291,453	(1,398,027)	40,697
Decommissioning trust funds	1,542,832	2,052,884	-	3,595,716
Non-utility property - at cost (less accumulated depreciation)	166,671	72,869	18,307	257,847
Other	364,937	11,009	30,000	405,946
TOTAL	3,221,711	2,428,215	(1,349,720)	4,300,206

PROPERTY, PLANT, AND EQUIPMENT

Electric	33,007,394	4,142,255	3,412	37,153,061
Property under capital lease	800,078	-	-	800,078
Natural gas	330,168	440	-	330,608
Construction work in progress	1,300,207	360,689	664	1,661,560
Nuclear fuel under capital lease	-	-	-	-
Nuclear fuel	760,140	617,822	-	1,377,962
TOTAL PROPERTY, PLANT AND EQUIPMENT	36,197,987	5,121,206	4,076	41,323,269
Less - accumulated depreciation and amortization	16,669,910	804,695	309	17,474,914
PROPERTY, PLANT AND EQUIPMENT - NET	19,528,077	4,316,511	3,767	23,848,355

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	796,515	-	-	796,515
Other regulatory assets	3,838,237	-	-	3,838,237
Deferred fuel costs	172,202	-	-	172,202
Goodwill	374,099	3,073	-	377,172
Accumulated deferred income taxes	4,310	12,527	98,482	115,319
Other	205,826	771,252	(67,305)	909,773
TOTAL	5,391,189	786,852	31,177	6,209,218
		-
TOTAL ASSETS	$31,261,805	$10,221,537	$(2,396,266)	$39,087,076

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2010
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$184,291	$29,257	$86,000	$299,548
Notes payable:
Associated companies	-	144,497	(144,497)	-
Other	30,028	-	-	30,028
Account payable:
Associated companies	9,696	13,420	(23,116)	-
Other	878,584	300,235	2,280	1,181,099
Customer deposits	335,058	-	-	335,058
Taxes accrued	-	-	-	-
Accumulated deferred income taxes	15,186	127	112	15,425
Interest accrued	201,799	669	15,217	217,685
Deferred fuel costs	166,409	-	-	166,409
Obligations under capital leases	3,388	-	-	3,388
Pension and other postretirement liabilities	34,283	5,579	-	39,862
System agreement cost equalization	77,960	-	-	77,960
Other	78,689	193,497	5,412	277,598
TOTAL	2,015,371	687,281	(58,592)	2,644,060

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,646,814	1,092,600	244,114	8,983,528
Accumulated deferred investment tax credits	292,330	-	-	292,330
Obligations under capital leases	42,078	-	-	42,078
Other regulatory liabilities	539,026	-	-	539,026
Decommissioning and retirement cost liabilities	1,728,469	1,420,010	-	3,148,479
Accumulated provisions	388,081	2,595	4,574	395,250
Pension and other postretirement liabilities	1,700,368	474,996	-	2,175,364
Long-term debt	8,677,465	132,143	2,631,656	11,441,264
Other	712,060	696,049	(789,550)	618,559
TOTAL	21,726,691	3,818,393	2,090,794	27,635,878

Subsidiaries' preferred stock without sinking fund	186,510	85,985	(55,757)	216,738

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2010	2,161,268	398,987	(2,557,707)	2,548
Paid-in capital	2,416,633	1,566,166	1,384,675	5,367,474
Retained earnings	2,889,317	3,594,952	2,205,132	8,689,401
Accumulated other comprehensive income (loss)	(107,985)	69,773	-	(38,212)
Less - treasury stock, at cost (76,006,920 shares in 2010)	120,000	-	5,404,811	5,524,811
Total common shareholders' equity	7,239,233	5,629,878	(4,372,711)	8,496,400
Subsidiaries' preferred stock without sinking fund	94,000	-	-	94,000
TOTAL	7,333,233	5,629,878	(4,372,711)	8,590,400

TOTAL LIABILITIES AND EQUITY	$31,261,805	$10,221,537	$(2,396,266)	$39,087,076

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Balance Sheet
December 31, 2009
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$81,255	$3,706	$900	$85,861
Temporary cash investments	1,158,014	449,598	16,078	1,623,690
Total cash and cash equivalents	1,239,269	453,304	16,978	1,709,551
Securitization recovery trust account	13,098	-	-	13,098
Notes receivable	-	1,574,012	(1,574,012)	-
Accounts receivable:
Customer	331,936	221,756	-	553,692
Allowance for doubtful accounts	(27,428)	(203)	-	(27,631)
Associated companies	27,783	39,954	(67,737)	-
Other	135,307	16,176	820	152,303
Accrued unbilled revenues	302,293	170	-	302,463
Total accounts receivable	769,891	277,853	(66,917)	980,827
Deferred fuel costs	126,798	-	-	126,798
Accumulated deferred income taxes	-	-	-	-
Fuel inventory - at average cost	194,826	2,029	-	196,855
Materials and supplies - at average cost	526,543	299,159	-	825,702
Deferred nuclear refueling outage costs	106,428	118,862	-	225,290
System agreement cost equalization	70,000	-	-	70,000
Prepaid taxes	-	259,446	(74,627)	184,819
Prepayments and other	68,406	112,378	20,437	201,221
TOTAL	3,115,259	3,097,043	(1,678,141)	4,534,161

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	734,578	1,047,161	(1,742,159)	39,580
Decommissioning trust funds	1,325,863	1,885,320	-	3,211,183
Non-utility property - at cost (less accumulated depreciation)	156,333	69,204	22,127	247,664
Other	77,418	12,855	30,000	120,273
TOTAL	2,294,192	3,014,540	(1,690,032)	3,618,700

PROPERTY, PLANT, AND EQUIPMENT

Electric	32,426,732	3,909,264	7,776	36,343,772
Property under capital lease	783,096	-	-	783,096
Natural gas	313,817	439	-	314,256
Construction work in progress	1,134,194	414,170	(1,045)	1,547,319
Nuclear fuel under capital lease	527,521	-	-	527,521
Nuclear fuel	219,317	520,510	-	739,827
TOTAL PROPERTY, PLANT AND EQUIPMENT	35,404,677	4,844,383	6,731	40,255,791
Less - accumulated depreciation and amortization	16,150,763	710,870	4,756	16,866,389
PROPERTY, PLANT AND EQUIPMENT - NET	19,253,914	4,133,513	1,975	23,389,402

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	767,646	-	-	767,646
Other regulatory assets	3,647,154	-	-	3,647,154
Deferred fuel costs	172,202	-	-	172,202
Goodwill	374,099	3,073	-	377,172
Accumulated deferred income taxes	-	-	-	-
Other	231,156	886,622	(111,472)	1,006,306
TOTAL	5,192,257	889,695	(111,472)	5,970,480
		-
TOTAL ASSETS	$29,855,622	$11,134,791	$(3,477,670)	$37,512,743

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Balance Sheet
December 31, 2009
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$406,016	$30,941	$275,000	$711,957
Notes payable:
Associated companies	207,161	380,540	(587,701)	-
Other	30,031	-	-	30,031
Account payable:
Associated companies	6,920	24,160	(31,080)	-
Other	758,886	245,764	(6,422)	998,228
Customer deposits	323,092	250	-	323,342
Taxes accrued	12,742	-	(12,742)	-
Accumulated deferred income taxes	41,125	-	7,459	48,584
Interest accrued	187,154	908	4,221	192,283
Deferred fuel costs	219,639	-	-	219,639
Obligations under capital leases	212,496	-	-	212,496
Pension and other postretirement liabilities	49,912	5,119	-	55,031
System agreement cost equalization	187,204	-	-	187,204
Other	48,643	164,029	2,530	215,202
TOTAL	2,691,021	851,711	(348,735)	3,193,997

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,698,243	2,727,452	(1,812,107)	7,613,588
Accumulated deferred investment tax credits	308,395	-	-	308,395
Obligations under capital leases	354,233	-	-	354,233
Other regulatory liabilities	378,862	-	-	378,862
Decommissioning and retirement cost liabilities	1,618,844	1,320,695	-	2,939,539
Accumulated provisions	127,634	9,090	4,591	141,315
Pension and other postretirement liabilities	1,771,351	469,688	-	2,241,039
Long-term debt	7,897,032	156,556	2,652,150	10,705,738
Other	750,024	748,945	(787,635)	711,334
TOTAL	19,904,618	5,432,426	56,999	25,394,043

Subsidiaries' preferred stock without sinking fund	186,510	86,590	(55,757)	217,343

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2009	2,161,268	398,987	(2,557,707)	2,548
Paid-in capital	2,416,633	1,347,836	1,605,573	5,370,042
Retained earnings	2,651,629	2,975,069	2,416,424	8,043,122
Accumulated other comprehensive income (loss)	(130,057)	54,872	-	(75,185)
Less - treasury stock, at cost (65,634,580 shares in 2009)	120,000	12,700	4,594,467	4,727,167
Total common shareholders' equity	6,979,473	4,764,064	(3,130,177)	8,613,360
Subsidiaries' preferred stock without sinking fund	94,000	-	-	94,000
TOTAL	7,073,473	4,764,064	(3,130,177)	8,707,360

TOTAL LIABILITIES AND EQUITY	$29,855,622	$11,134,791	$(3,477,670)	$37,512,743

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2010 vs December 31, 2009
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$(11,073)	$1,543	$(41)	$(9,571)
Temporary cash investments	(406,611)	(1,057)	2,160	(405,508)
Total cash and cash equivalents	(417,684)	486	2,119	(415,079)
Securitization recovery trust account	29,946	-	-	29,946
Notes receivable	-	(508,656)	508,656	-
Accounts receivable:
Customer	53,447	(4,343)	-	49,104
Allowance for doubtful accounts	(4,147)	1	-	(4,146)
Associated companies	(7,569)	26,853	(19,284)	-
Other	15,062	(5,283)	(420)	9,359
Accrued unbilled revenues	494	(56)	-	438
Total accounts receivable	57,287	17,172	(19,704)	54,755
Deferred fuel costs	(62,139)	-	-	(62,139)
Accumulated deferred income taxes	213,447	114,643	44,796	372,886
Fuel inventory - at average cost	10,432	233	-	10,665
Materials and supplies - at average cost	22,215	18,991	-	41,206
Deferred nuclear refueling outage costs	(41,965)	35,098	-	(6,867)
System agreement cost equalization	7,960	-	-	7,960
Prepaid taxes	190,349	(147,527)	74,166	116,988
Prepayments and other	(4,279)	62,476	(13,382)	44,815
TOTAL	5,569	(407,084)	596,651	195,136

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	412,693	(755,708)	344,132	1,117
Decommissioning trust funds	216,969	167,564	-	384,533
Non-utility property - at cost (less accumulated depreciation)	10,338	3,665	(3,820)	10,183
Other	287,519	(1,846)	-	285,673
TOTAL	927,519	(586,325)	340,312	681,506

PROPERTY, PLANT, AND EQUIPMENT

Electric	580,662	232,991	(4,364)	809,289
Property under capital lease	16,982	-	-	16,982
Natural gas	16,351	1	-	16,352
Construction work in progress	166,013	(53,481)	1,709	114,241
Nuclear fuel under capital lease	(527,521)	-	-	(527,521)
Nuclear fuel	540,823	97,312	-	638,135
TOTAL PROPERTY, PLANT AND EQUIPMENT	793,310	276,823	(2,655)	1,067,478
Less - accumulated depreciation and amortization	519,147	93,825	(4,447)	608,525
PROPERTY, PLANT AND EQUIPMENT - NET	274,163	182,998	1,792	458,953

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	28,869	-	-	28,869
Other regulatory assets	191,083	-	-	191,083
Deferred fuel costs	-	-	-	-
Goodwill	-	-	-	-
Accumulated deferred income taxes	4,310	12,527	98,482	115,319
Other	(25,330)	(115,370)	44,167	(96,533)
TOTAL	198,932	(102,843)	142,649	238,738

TOTAL ASSETS	$1,406,183	$(913,254)	$1,081,404	$1,574,333

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2010 vs December 31, 2009
(Dollars in thousands)
(Unaudited)

	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$(221,725)	$(1,684)	$(189,000)	$(412,409)
Notes payable:
Associated companies	(207,161)	(236,043)	443,204	-
Other	(3)	-	-	(3)
Account payable:
Associated companies	2,776	(10,740)	7,964	-
Other	119,698	54,471	8,702	182,871
Customer deposits	11,966	(250)	-	11,716
Taxes accrued	(12,742)	-	12,742	-
Accumulated deferred income taxes	(25,939)	127	(7,347)	(33,159)
Interest accrued	14,645	(239)	10,996	25,402
Deferred fuel costs	(53,230)	-	-	(53,230)
Obligations under capital leases	(209,108)	-	-	(209,108)
Pension and other postretirement liabilities	(15,629)	460	-	(15,169)
System agreement cost equalization	(109,244)	-	-	(109,244)
Other	30,046	29,468	2,882	62,396
TOTAL	(675,650)	(164,430)	290,143	(549,937)

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	948,571	(1,634,852)	2,056,221	1,369,940
Accumulated deferred investment tax credits	(16,065)	-	-	(16,065)
Obligations under capital leases	(312,155)	-	-	(312,155)
Other regulatory liabilities	160,164	-	-	160,164
Decommissioning and retirement cost liabilities	109,625	99,315	-	208,940
Accumulated provisions	260,447	(6,495)	(17)	253,935
Pension and other postretirement liabilities	(70,983)	5,308	-	(65,675)
Long-term debt	780,433	(24,413)	(20,494)	735,526
Other	(37,964)	(52,896)	(1,915)	(92,775)
TOTAL	1,822,073	(1,614,033)	2,033,795	2,241,835

Subsidiaries' preferred stock without sinking fund	-	(605)	-	(605)

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2010 and in 2009	-	-	-	-
Paid-in capital	-	218,330	(220,898)	(2,568)
Retained earnings	237,688	619,883	(211,292)	646,279
Accumulated other comprehensive income (loss)	22,072	14,901	-	36,973
Less - treasury stock, at cost	-	(12,700)	810,344	797,644
Total common shareholders' equity	259,760	865,814	(1,242,534)	(116,960)
Subsidiaries' preferred stock without sinking fund	-	-	-	-
TOTAL	259,760	865,814	(1,242,534)	(116,960)

TOTAL LIABILITIES AND EQUITY	$1,406,183	$(913,254)	$1,081,404	$1,574,333

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2010
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$1,881,436	$-	$(591)	$1,880,845
Natural gas	43,232	-	-	43,232
Competitive businesses	-	611,763	(2,736)	609,027
Total	1,924,668	611,763	(3,327)	2,533,104

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	510,804	68,989	(288)	579,505
Purchased power	278,786	10,925	(6,351)	283,361
Nuclear refueling outage expenses	26,710	38,017	-	64,728
Other operation and maintenance	527,152	237,297	(6,428)	758,020
Decommissioning	26,716	27,598	-	54,313
Taxes other than income taxes	108,415	25,548	(262)	133,702
Depreciation and amortization	236,624	42,673	1,205	280,502
Other regulatory charges (credits) - net	29,366	-	-	29,366
Total	1,744,573	451,047	(12,124)	2,183,497

Gain on sale of investment	-	44,173	-	44,173

OPERATING INCOME	180,095	204,889	8,797	393,780

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	13,391	-	-	13,391
Interest and investment income	63,591	38,551	(39,811)	62,331
Other than temporary impairment losses	-	(123)	-	(123)
Miscellaneous - net	(8,800)	(4,992)	(2,281)	(16,073)
Total	68,182	33,436	(42,092)	59,526

INTEREST EXPENSE
Interest expense	130,729	4,689	11,275	146,692
Allowance for borrowed funds used during construction	(7,705)	-	-	(7,705)
Total	123,024	4,689	11,275	138,987

INCOME BEFORE INCOME TAXES	125,253	233,636	(44,570)	314,319

Income taxes	6,620	83,033	(8,641)	81,012

CONSOLIDATED NET INCOME	118,633	150,603	(35,929)	233,307

Preferred dividend requirements of subsidiaries	4,332	683	-	5,015

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$114,301	$149,920	$(35,929)	$228,292

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.63	$0.84	$(0.20)	$1.27
DILUTED	$0.63	$0.83	$(0.20)	$1.26

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,199,914
DILUTED				181,577,475

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2009
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$1,739,732	$-	$(539)	$1,739,193
Natural gas	45,298	-	-	45,298
Competitive businesses	-	717,919	(3,757)	714,163
Total	1,785,030	717,919	(4,296)	2,498,654

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	305,730	77,662	(1,253)	382,139
Purchased power	353,773	11,543	(4,596)	360,721
Nuclear refueling outage expenses	27,654	35,202	-	62,856
Other operation and maintenance	474,824	263,067	(8,543)	729,348
Decommissioning	25,272	25,672	-	50,945
Taxes other than income taxes	94,839	22,909	463	118,211
Depreciation and amortization	243,116	39,325	1,152	283,592
Other regulatory charges (credits) - net	7,643	-	-	7,643
Total	1,532,851	475,380	(12,777)	1,995,455

Gain on sale of investment	-	-	-	-

OPERATING INCOME	252,179	242,539	8,481	503,199

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	12,046	-	-	12,046
Interest and investment income	38,590	67,782	(39,721)	66,651
Other than temporary impairment losses	-	(703)	-	(703)
Miscellaneous - net	(6,775)	(12,348)	(360)	(19,483)
Total	43,861	54,731	(40,081)	58,511

INTEREST EXPENSE
Interest expense	129,993	16,836	4,191	151,019
Allowance for borrowed funds used during construction	(6,688)	-	-	(6,688)
Total	123,305	16,836	4,191	144,331

INCOME BEFORE INCOME TAXES	172,735	280,434	(35,791)	417,379

Income taxes	30,464	81,905	(13,731)	98,639

CONSOLIDATED NET INCOME	142,271	198,529	(22,060)	318,740

Preferred dividend requirements of subsidiaries	4,332	633	-	4,965

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$137,939	$197,896	$(22,060)	$313,775

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.73	$1.05	$(0.12)	$1.66
DILUTED	$0.72	$1.04	$(0.12)	$1.64

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				188,996,969
DILUTED				191,255,405

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2010 vs. 2009
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$141,704	$-	$(52)	$141,652
Natural gas	(2,066)	-	-	(2,066)
Competitive businesses	-	(106,156)	1,021	(105,136)
Total	139,638	(106,156)	969	34,450

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	205,074	(8,673)	965	197,366
Purchased power	(74,987)	(618)	(1,755)	(77,360)
Nuclear refueling outage expenses	(944)	2,815	-	1,872
Other operation and maintenance	52,328	(25,770)	2,115	28,672
Decommissioning	1,444	1,926	-	3,368
Taxes other than income taxes	13,576	2,639	(725)	15,491
Depreciation and amortization	(6,492)	3,348	53	(3,090)
Other regulatory charges (credits )- net	21,723	-	-	21,723
Total	211,722	(24,333)	653	188,042

Gain on sale of investment	-	44,173	-	44,173

OPERATING INCOME	(72,084)	(37,650)	316	(109,419)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	1,345	-	-	1,345
Interest and investment income	25,001	(29,231)	(90)	(4,320)
Other than temporary impairment losses	-	580	-	580
Miscellaneous - net	(2,025)	7,356	(1,921)	3,410
Total	24,321	(21,295)	(2,011)	1,015

INTEREST EXPENSE
Interest expense	736	(12,147)	7,084	(4,327)
Allowance for borrowed funds used during construction	(1,017)	-	-	(1,017)
Total	(281)	(12,147)	7,084	(5,344)

INCOME BEFORE INCOME TAXES	(47,482)	(46,798)	(8,779)	(103,060)

Income taxes	(23,844)	1,128	5,090	(17,627)

CONSOLIDATED NET INCOME	(23,638)	(47,926)	(13,869)	(85,433)

Preferred dividend requirements of subsidiaries	-	50	-	50

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$(23,638)	$(47,976)	$(13,869)	$(85,483)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$(0.10)	$(0.21)	$(0.08)	$(0.39)
DILUTED	$(0.09)	$(0.21)	$(0.08)	$(0.38)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2010
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$8,743,674	$-	$(3,037)	$8,740,637
Natural gas	197,658	-	-	197,658
Competitive businesses	-	2,566,156	(16,874)	2,549,282
Total	8,941,332	2,566,156	(19,911)	11,487,577

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,217,265	302,860	(1,544)	2,518,582
Purchased power	1,628,166	62,513	(31,262)	1,659,416
Nuclear refueling outage expenses	108,199	147,924	-	256,123
Other operation and maintenance	1,948,892	1,047,041	(26,531)	2,969,402
Decommissioning	104,258	107,478	-	211,736
Taxes other than income taxes	431,371	101,878	1,049	534,299
Depreciation and amortization	902,127	163,180	4,588	1,069,894
Other regulatory charges (credits) - net	44,921	-	-	44,921
Total	7,385,199	1,932,874	(53,700)	9,264,373

Gain on sale of investment	-	44,173	-	44,173

OPERATING INCOME	1,556,133	677,455	33,789	2,267,377

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	59,381	-	-	59,381
Interest and investment income	182,493	171,158	(168,196)	185,455
Other than temporary impairment losses	-	(1,378)	-	(1,378)
Miscellaneous - net	(20,821)	(17,347)	(9,956)	(48,124)
Total	221,053	152,433	(178,152)	195,334

INTEREST EXPENSE
Interest expense	528,220	71,817	10,109	610,146
Allowance for borrowed funds used during construction	(34,979)	-	-	(34,979)
Total	493,241	71,817	10,109	575,167

INCOME BEFORE INCOME TAXES	1,283,945	758,071	(154,472)	1,887,544

Income taxes	454,227	268,649	(105,637)	617,239

CONSOLIDATED NET INCOME	829,718	489,422	(48,835)	1,270,305

Preferred dividend requirements of subsidiaries	17,331	2,732	-	20,063

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$812,387	$486,690	$(48,835)	$1,250,242

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.37	$2.61	$(0.26)	$6.72
DILUTED	$4.33	$2.59	$(0.26)	$6.66

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				186,010,452
DILUTED				187,814,235

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2009
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$7,883,140	$-	$(3,124)	$7,880,016
Natural gas	172,213	-	-	172,213
Competitive businesses	-	2,711,078	(17,657)	2,693,421
Total	8,055,353	2,711,078	(20,781)	10,745,650

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,026,893	284,191	(1,253)	2,309,831
Purchased power	1,356,418	62,586	(23,801)	1,395,203
Nuclear refueling outage expenses	105,016	136,293	-	241,310
Other operation and maintenance	1,836,507	922,283	(7,979)	2,750,810
Decommissioning	99,683	99,380	-	199,063
Taxes other than income taxes	402,499	99,161	2,200	503,859
Depreciation and amortization	926,239	151,767	4,769	1,082,775
Other regulatory charges (credits) - net	(21,727)	-	-	(21,727)
Total	6,731,528	1,755,661	(26,064)	8,461,124

Gain on sale of investment	-	-	-	-

OPERATING INCOME	1,323,825	955,417	5,283	2,284,526

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	59,545	-	-	59,545
Interest and investment income	180,505	196,492	(140,369)	236,628
Other than temporary impairment losses	-	(86,069)	-	(86,069)
Miscellaneous - net	(4,082)	(24,213)	(12,101)	(40,396)
Total	235,968	86,210	(152,470)	169,708

INTEREST EXPENSE
Interest expense	495,441	78,278	29,960	603,679
Allowance for borrowed funds used during construction	(33,235)	-	-	(33,235)
Total	462,206	78,278	29,960	570,444

INCOME BEFORE INCOME TAXES	1,097,587	963,349	(177,147)	1,883,790

Income taxes	388,682	322,255	(78,198)	632,740

CONSOLIDATED NET INCOME	708,905	641,094	(98,949)	1,251,050

Preferred dividend requirements of subsidiaries	17,329	2,629	-	19,958

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$691,576	$638,465	$(98,949)	$1,231,092

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.59	$3.31	$(0.51)	$6.39
DILUTED	$3.53	$3.26	$(0.49)	$6.30

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				192,772,032
DILUTED				195,838,068

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2010 vs. 2009
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$860,534	$-	$87	$860,621
Natural gas	25,445	-	-	25,445
Competitive businesses	-	(144,922)	783	(144,139)
Total	885,979	(144,922)	870	741,927

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	190,372	18,669	(291)	208,751
Purchased power	271,748	(73)	(7,461)	264,213
Nuclear refueling outage expenses	3,183	11,631	-	14,813
Other operation and maintenance	112,385	124,758	(18,552)	218,592
Decommissioning	4,575	8,098	-	12,673
Taxes other than income taxes	28,872	2,717	(1,151)	30,440
Depreciation and amortization	(24,112)	11,413	(181)	(12,881)
Other regulatory charges (credits )- net	66,648	-	-	66,648
Total	653,671	177,213	(27,636)	803,249

Gain on sale of investment	-	44,173	-	44,173

OPERATING INCOME	232,308	(277,962)	28,506	(17,149)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(164)	-	-	(164)
Interest and investment income	1,988	(25,334)	(27,827)	(51,173)
Other than temporary impairment losses	-	84,691	-	84,691
Miscellaneous - net	(16,739)	6,866	2,145	(7,728)
Total	(14,915)	66,223	(25,682)	25,626

INTEREST EXPENSE
Interest expense	32,779	(6,461)	(19,851)	6,467
Allowance for borrowed funds used during construction	(1,744)	-	-	(1,744)
Total	31,035	(6,461)	(19,851)	4,723

INCOME BEFORE INCOME TAXES	186,358	(205,278)	22,675	3,754

Income taxes	65,545	(53,606)	(27,439)	(15,501)

CONSOLIDATED NET INCOME	120,813	(151,672)	50,114	19,255

Preferred dividend requirements of subsidiaries	2	103	-	105

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$120,811	$(151,775)	$50,114	$19,150

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.78	$(0.70)	$0.25	$0.33
DILUTED	$0.80	$(0.67)	$0.23	$0.36

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended December 31, 2010 vs. 2009
(Dollars in thousands)
(Unaudited)

	2010	2009	Variance

OPERATING ACTIVITIES
Consolidated net income	$233,307	$318,740	$(85,433)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	445,788	382,746	63,042
Deferred income taxes, investment tax credits, and non-current taxes accrued	232,208	351,889	(119,681)
Gain on sale of investment	(44,173)	-	(44,173)
Changes in working capital:
Receivables	143,686	101,588	42,098
Fuel inventory	(13,993)	9,461	(23,454)
Accounts payable	172,287	175,335	(3,048)
Prepaid taxes and taxes accrued	(162,186)	(306,960)	144,774
Interest accrued	28,633	17,150	11,483
Deferred fuel	74,564	(123,797)	198,361
Other working capital accounts	1,958	74,280	(72,322)
Changes in provisions for estimated losses	6,322	(1,704)	8,026
Changes in other regulatory assets	(143,552)	(82,610)	(60,942)
Changes in pensions and other postretirement liabilities	61,576	124,503	(62,927)
Other	(275,433)	(116,794)	(158,639)
Net cash flow provided by operating activities	760,992	923,827	(162,835)

INVESTING ACTIVITIES
Construction/capital expenditures	(563,578)	(588,405)	24,827
Allowance for equity funds used during construction	13,391	12,046	1,345
Nuclear fuel purchases	(91,931)	(233,753)	141,822
Proceeds from sale/leaseback of nuclear fuel	-	87,291	(87,291)
Proceeds from sale of assets and businesses	218,496	500	217,996
Insurance proceeds received for property damages	-	20,846	(20,846)
Changes in transition charge account	(6,763)	7,323	(14,086)
Payments to storm reserve escrow account	(1,713)	(1,540)	(173)
Decrease (increase) in other investments	(92,740)	71,389	(164,129)
Proceeds from nuclear decommissioning trust fund sales	632,375	837,153	(204,778)
Investment in nuclear decommissioning trust funds	(687,016)	(859,583)	172,567
Net cash flow used in investing activities	(579,479)	(646,733)	67,254

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,598,470	1,221,972	376,498
Common stock and treasury stock	5,400	10,983	(5,583)
Retirement of long-term debt	(2,064,200)	(758,437)	(1,305,763)
Repurchase of common stock	(212,952)	-	(212,952)
Changes in credit line borrowings - net	10,420	(25,000)	35,420
Dividends paid:
Common stock	(150,171)	(141,778)	(8,393)
Preferred stock	(5,015)	(4,965)	(50)
Net cash flow provided by (used in) financing activities	(818,048)	302,775	(1,120,823)

Effect of exchange rates on cash and cash equivalents	88	(1,098)	1,186

Net increase (decrease) in cash and cash equivalents	(636,447)	578,771	(1,215,218)

Cash and cash equivalents at beginning of period	1,930,919	1,130,780	800,139

Cash and cash equivalents at end of period	$1,294,472	$1,709,551	$(415,079)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$113,891	$126,073	$(12,182)
Income taxes	$(820)	$24,142	$(24,962)

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date December 31, 2010 vs. 2009
(Dollars in thousands)
(Unaudited)

	2010	2009	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,270,305	$1,251,050	$19,255
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,705,331	1,458,861	246,470
Deferred income taxes, investment tax credits, and non-current taxes accrued	718,987	864,684	(145,697)
Gain on sale of investment	(44,173)	-	(44,173)
Changes in working capital:
Receivables	(99,640)	116,444	(216,084)
Fuel inventory	(10,665)	19,291	(29,956)
Accounts payable	216,635	(14,251)	230,886
Prepaid taxes and taxes accrued	(116,988)	(260,029)	143,041
Interest accrued	17,651	4,974	12,677
Deferred fuel	8,909	72,314	(63,405)
Other working capital accounts	(160,326)	(43,391)	(116,935)
Changes in provisions for estimated losses	265,284	(12,030)	277,314
Changes in other regulatory assets	339,408	(415,157)	754,565
Changes in pensions and other postretirement liabilities	(80,844)	71,789	(152,633)
Other	(103,793)	(181,391)	77,598
Net cash flow provided by operating activities	3,926,081	2,933,158	992,923

INVESTING ACTIVITIES
Construction/capital expenditures	(1,974,286)	(1,931,245)	(43,041)
Allowance for equity funds used during construction	59,381	59,545	(164)
Nuclear fuel purchases	(407,711)	(525,474)	117,763
Proceeds from sale/leaseback of nuclear fuel	-	284,997	(284,997)
Proceeds from sale of assets and businesses	228,171	39,554	188,617
Insurance proceeds received for property damages	7,894	53,760	(45,866)
Changes in transition charge account	(29,945)	(1,036)	(28,909)
NYPA value sharing payment	(72,000)	(72,000)	-
Payments to storm reserve escrow account	(296,614)	(6,802)	(289,812)
Receipts from storm reserve escrow account	9,925	-	9,925
Decrease (increase) in other investments	24,956	100,956	(76,000)
Proceeds from nuclear decommissioning trust fund sales	2,606,383	2,570,523	35,860
Investment in nuclear decommissioning trust funds	(2,730,377)	(2,667,172)	(63,205)
Net cash flow used in investing activities	(2,574,223)	(2,094,394)	(479,829)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,870,694	2,003,469	1,867,225
Common stock and treasury stock	51,163	28,198	22,965
Retirement of long-term debt	(4,178,127)	(1,843,169)	(2,334,958)
Repurchase of common stock	(878,576)	(613,125)	(265,451)
Redemption of preferred stock	-	(1,847)	1,847
Changes in credit line borrowings - net	(8,512)	(25,000)	16,488
Dividends paid:
Common stock	(603,854)	(576,956)	(26,898)
Preferred stock	(20,063)	(19,958)	(105)
Net cash flow used in financing activities	(1,767,275)	(1,048,388)	(718,887)

Effect of exchange rates on cash and cash equivalents	338	(1,316)	1,654

Net increase (decrease) in cash and cash equivalents	(415,079)	(210,940)	(204,139)

Cash and cash equivalents at beginning of period	1,709,551	1,920,491	(210,940)

Cash and cash equivalents at end of period	$1,294,472	$1,709,551	$(415,079)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$540,352	$568,417	$(28,065)
Income taxes	$32,144	$43,057	$(10,913)

Noncash financing activities:
Long-term debt retired (equity unit notes)	-	$(500,000)	$500,000
Common stock issued in settlement of equity unit purchase contracts	-	$500,000	$(500,000)

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2010
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,007,802	$-	$(871)	$2,006,931
Natural gas	96,027	-	-	96,027
Competitive businesses	-	660,399	(4,010)	656,389
Total	2,103,829	660,399	(4,881)	2,759,347

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	478,055	81,119	(506)	558,668
Purchased power	467,895	14,483	(7,474)	474,903
Nuclear refueling outage expenses	27,600	34,689	-	62,289
Other operation and maintenance	435,168	259,697	7,625	702,489
Decommissioning	25,420	26,155	-	51,576
Taxes other than income taxes	109,830	24,866	716	135,412
Depreciation and amortization	227,547	40,513	1,144	269,204
Other regulatory charges (credits) - net	28,092	-	-	28,092
Total	1,799,607	481,522	1,505	2,282,633

OPERATING INCOME	304,222	178,877	(6,386)	476,714

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	13,296	-	-	13,296
Interest and dividend income	37,828	49,486	(38,893)	48,421
Other than temporary impairment losses	-	(212)	-	(212)
Miscellaneous - net	(995)	1,874	(1,401)	(522)
Total	50,129	51,148	(40,294)	60,983

INTEREST AND OTHER CHARGES
Interest on long-term debt	122,615	38,769	5,550	166,932
Other interest - net	6,797	13,174	(7,707)	12,267
Allowance for borrowed funds used during construction	(8,001)	-	-	(8,001)
Total	121,411	51,943	(2,157)	171,198

INCOME BEFORE INCOME TAXES	232,940	178,082	(44,523)	366,499

Income taxes	89,970	87,540	(29,825)	147,685

CONSOLIDATED NET INCOME	142,970	90,542	(14,698)	218,814

Preferred dividend requirements of subsidiaries	4,332	683	-	5,015

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$138,638	$89,859	$(14,698)	$213,799

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.73	$0.48	$(0.08)	$1.13
DILUTED	$0.73	$0.47	$(0.08)	$1.12

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				189,202,684
DILUTED				191,283,703

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2010
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,214,972	$-	$(865)	$2,214,108
Natural gas	31,136	-	-	31,136
Competitive businesses	-	622,067	(4,361)	617,706
Total	2,246,108	622,067	(5,226)	2,862,950

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	556,503	75,427	(383)	631,546
Purchased power	407,246	16,923	(7,712)	416,458
Nuclear refueling outage expenses	27,070	37,151	-	64,221
Other operation and maintenance	470,957	250,648	(21,403)	700,204
Decommissioning	25,845	26,623	-	52,467
Taxes other than income taxes	100,224	26,542	202	126,968
Depreciation and amortization	216,330	38,194	1,043	255,567
Other regulatory charges (credits) - net	(10,722)	-	-	(10,722)
Total	1,793,453	471,508	(28,253)	2,236,709

OPERATING INCOME	452,655	150,559	23,027	626,241

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	17,630	-	-	17,630
Interest and dividend income	34,710	39,872	(38,789)	35,792
Other than temporary impairment losses	-	(837)	-	(837)
Miscellaneous - net	(4,008)	(8,459)	(4,313)	(16,780)
Total	48,332	30,576	(43,102)	35,805

INTEREST AND OTHER CHARGES
Interest on long-term debt	124,397	(1,916)	4,822	127,302
Other interest - net	15,693	11,146	(5,961)	20,877
Allowance for borrowed funds used during construction	(10,324)	-	-	(10,323)
Total	129,766	9,230	(1,139)	137,856

INCOME BEFORE INCOME TAXES	371,221	171,905	(18,936)	524,190

Income taxes	141,047	67,348	(4,488)	203,907

CONSOLIDATED NET INCOME	230,174	104,557	(14,448)	320,283

Preferred dividend requirements of subsidiaries	4,334	683	-	5,017

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$225,840	$103,874	$(14,448)	$315,266

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.20	$0.55	$(0.08)	$1.67
DILUTED	$1.18	$0.55	$(0.08)	$1.65

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				188,776,240
DILUTED				190,717,958

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2010
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$4,222,774	$-	$(1,736)	$4,221,038
Natural gas	127,163	-	-	127,163
Competitive businesses	-	1,282,466	(8,371)	1,274,095
Total	4,349,937	1,282,466	(10,107)	5,622,296

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,034,558	156,546	(889)	1,190,215
Purchased power	875,141	31,406	(15,186)	891,361
Nuclear refueling outage expenses	54,670	71,840	-	126,511
Other operation and maintenance	906,125	510,345	(13,778)	1,402,691
Decommissioning	51,266	52,778	-	104,044
Taxes other than income taxes	210,054	51,408	918	262,379
Depreciation and amortization	443,876	78,707	2,187	524,770
Other regulatory charges (credits) - net	17,370	-	-	17,370
Total	3,593,060	953,030	(26,748)	4,519,341

OPERATING INCOME	756,877	329,436	16,641	1,102,955

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	30,926	-	-	30,926
Interest and dividend income	72,538	89,358	(77,682)	84,214
Other than temporary impairment losses	-	(1,049)	-	(1,049)
Miscellaneous - net	(5,003)	(6,585)	(5,714)	(17,302)
Total	98,461	81,724	(83,396)	96,789

INTEREST AND OTHER CHARGES
Interest on long-term debt	247,012	36,853	10,372	294,237
Other interest - net	22,490	24,320	(13,668)	33,142
Allowance for borrowed funds used during construction	(18,325)	-	-	(18,325)
Total	251,177	61,173	(3,296)	309,054

INCOME BEFORE INCOME TAXES	604,161	349,987	(63,459)	890,690

Income taxes	231,017	154,888	(34,313)	351,593

CONSOLIDATED NET INCOME	373,144	195,099	(29,146)	539,097

Preferred dividend requirements of subsidiaries	8,667	1,366	-	10,033

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$364,477	$193,733	$(29,146)	$529,064

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.93	$1.02	$(0.15)	$2.80
DILUTED	$1.91	$1.01	$(0.15)	$2.77

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				188,988,284
DILUTED				190,999,699

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2010
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,639,464	$-	$(710)	$2,638,752
Natural gas	27,263	-	-	27,263
Competitive businesses	-	671,927	(5,766)	666,161
Total	2,666,727	671,927	(6,476)	3,332,176

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	671,904	77,325	(366)	748,863
Purchased power	474,238	20,181	(9,725)	484,694
Nuclear refueling outage expenses	26,819	38,066	-	64,885
Other operation and maintenance	515,613	299,399	(6,324)	808,688
Decommissioning	26,277	27,103	-	53,380
Taxes other than income taxes	112,902	24,922	393	138,217
Depreciation and amortization	221,627	41,799	1,196	264,621
Other regulatory charges (credits) - net	(1,814)	-	-	(1,814)
Total	2,047,566	528,795	(14,826)	2,561,534

OPERATING INCOME	619,161	143,132	8,350	770,642

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	15,064	-	-	15,064
Interest and dividend income	46,364	43,249	(50,702)	38,911
Other than temporary impairment losses	-	(206)	-	(206)
Miscellaneous - net	(7,017)	(5,770)	(1,962)	(14,748)
Total	54,411	37,273	(52,664)	39,021

INTEREST AND OTHER CHARGES
Interest on long-term debt	122,909	(2,826)	5,994	126,078
Other interest - net	5,080	8,782	(3,864)	9,997
Allowance for borrowed funds used during construction	(8,949)	-	-	(8,949)
Total	119,040	5,956	2,130	127,126

INCOME BEFORE INCOME TAXES	554,532	174,449	(46,444)	682,537

Income taxes	216,591	30,728	(62,684)	184,636

CONSOLIDATED NET INCOME	337,941	143,721	16,240	497,901

Preferred dividend requirements of subsidiaries	4,332	683	-	5,015

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$333,609	$143,038	$16,240	$492,886

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.79	$0.77	$0.09	$2.65
DILUTED	$1.78	$0.76	$0.08	$2.62

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				185,962,431
DILUTED				187,777,172

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2010
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$6,862,237	$-	$(2,446)	$6,859,791
Natural gas	154,426	-	-	154,426
Competitive businesses	-	1,954,393	(14,137)	1,940,256
Total	7,016,663	1,954,393	(16,583)	8,954,473

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,706,461	233,871	(1,255)	1,939,077
Purchased power	1,349,379	51,587	(24,911)	1,376,055
Nuclear refueling outage expenses	81,489	109,906	-	191,396
Other operation and maintenance	1,421,740	809,744	(20,102)	2,211,381
Decommissioning	77,542	79,881	-	157,423
Taxes other than income taxes	322,956	76,330	1,311	400,596
Depreciation and amortization	665,503	120,506	3,383	789,392
Other regulatory charges (credits) - net	15,555	-	-	15,555
Total	5,640,625	1,481,825	(41,574)	7,080,875

OPERATING INCOME	1,376,038	472,568	24,991	1,873,598

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	45,990	-	-	45,990
Interest and dividend income	118,901	132,607	(128,384)	123,124
Other than temporary impairment losses	-	(1,255)	-	(1,255)
Miscellaneous - net	(12,019)	(12,355)	(7,676)	(32,050)
Total	152,872	118,997	(136,060)	135,809

INTEREST AND OTHER CHARGES
Interest on long-term debt	369,921	34,027	16,366	420,314
Other interest - net	27,570	33,102	(17,532)	43,140
Allowance for borrowed funds used during construction	(27,274)	-	-	(27,274)
Total	370,217	67,129	(1,166)	436,180

INCOME BEFORE INCOME TAXES	1,158,693	524,436	(109,903)	1,573,227

Income taxes	447,608	185,616	(96,997)	536,228

CONSOLIDATED NET INCOME	711,085	338,820	(12,906)	1,036,999

Preferred dividend requirements of subsidiaries	12,999	2,049	-	15,048

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$698,086	$336,771	$(12,906)	$1,021,951

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.71	$1.79	$(0.07)	$5.44
DILUTED	$3.68	$1.77	$(0.07)	$5.38

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				187,968,582
DILUTED				189,914,439

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2009
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,028,156	$-	$(1,240)	$2,026,916
Natural gas	74,049	-	-	74,049
Competitive businesses	-	692,505	(4,358)	688,147
Total	2,102,205	692,505	(5,598)	2,789,112

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	778,401	67,931	-	846,332
Purchased power	316,532	13,112	(6,389)	323,255
Nuclear refueling outage expenses	25,090	31,689	-	56,779
Other operation and maintenance	422,316	213,850	8,536	644,702
Decommissioning	25,037	23,705	-	48,742
Taxes other than income taxes	106,403	27,156	838	134,397
Depreciation and amortization	220,360	36,225	1,268	257,852
Other regulatory charges (credits) - net	(29,474)	-	-	(29,474)
Total	1,864,665	413,668	4,253	2,282,585

OPERATING INCOME	237,540	278,837	(9,851)	506,527

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	16,947	-	-	16,947
Interest and dividend income	43,106	35,441	(32,160)	46,387
Other than temporary impairment losses	-	(15,737)	-	(15,737)
Miscellaneous - net	(2,722)	(4,512)	(6,065)	(13,299)
Total	57,331	15,192	(38,225)	34,298

INTEREST AND OTHER CHARGES
Interest on long-term debt	109,709	2,125	16,131	127,965
Other interest - net	5,543	18,090	(4,339)	19,293
Allowance for borrowed funds used during construction	(9,812)	-	-	(9,812)
Total	105,440	20,215	11,792	137,446

INCOME BEFORE INCOME TAXES	189,431	273,814	(59,868)	403,379

Income taxes	73,463	102,816	(13,233)	163,046

CONSOLIDATED NET INCOME	115,968	170,998	(46,635)	240,333

Preferred dividend requirements of subsidiaries	4,332	665	-	4,998

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$111,636	$170,333	$(46,635)	$235,335

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.58	$0.88	$(0.24)	$1.22
DILUTED	$0.56	$0.86	$(0.22)	$1.20

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				192,593,601
DILUTED				198,058,002

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2009
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$1,918,996	$-	$(550)	$1,918,446
Natural gas	28,834	-	-	28,834
Competitive businesses	-	578,194	(4,686)	573,509
Total	1,947,830	578,194	(5,236)	2,520,789

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	457,430	63,642	-	521,071
Purchased power	312,365	16,643	(6,089)	322,919
Nuclear refueling outage expenses	26,056	34,178	-	60,234
Other operation and maintenance	483,331	217,588	(4,575)	696,345
Decommissioning	24,537	24,771	-	49,307
Taxes other than income taxes	97,328	24,661	413	122,401
Depreciation and amortization	221,920	37,558	1,211	260,689
Other regulatory charges (credits) - net	13,327	-	-	13,327
Total	1,636,294	419,041	(9,040)	2,046,293

OPERATING INCOME	311,536	159,153	3,804	474,496

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	15,783	-	-	15,782
Interest and dividend income	48,424	42,631	(32,163)	58,892
Other than temporary impairment losses	-	(69,202)	-	(69,203)
Miscellaneous - net	(5,741)	(3,013)	(4,600)	(13,354)
Total	58,466	(29,584)	(36,763)	(7,883)

INTEREST AND OTHER CHARGES
Interest on long-term debt	111,967	2,233	10,958	125,157
Other interest - net	10,243	23,349	(6,106)	27,487
Allowance for borrowed funds used during construction	(8,483)	-	-	(8,483)
Total	113,727	25,582	4,852	144,161

INCOME BEFORE INCOME TAXES	256,275	103,987	(37,811)	322,452

Income taxes	104,700	18,713	(32,773)	90,641

CONSOLIDATED NET INCOME	151,575	85,274	(5,038)	231,811

Preferred dividend requirements of subsidiaries	4,332	666	-	4,998

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$147,243	$84,608	$(5,038)	$226,813

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.75	$0.44	$(0.03)	$1.16
DILUTED	$0.74	$0.43	$(0.03)	$1.14

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				196,105,002
DILUTED				198,243,169

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2009
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$3,947,153	$-	$(1,790)	$3,945,363
Natural gas	102,884	-	-	102,884
Competitive businesses	-	1,270,699	(9,044)	1,261,654
Total	4,050,037	1,270,699	(10,834)	5,309,901

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,235,487	131,573	-	1,367,060
Purchased power	628,897	29,755	(12,478)	646,174
Nuclear refueling outage expenses	51,146	65,867	-	117,013
Other operation and maintenance	905,991	431,438	3,961	1,341,389
Decommissioning	49,574	48,476	-	98,050
Taxes other than income taxes	203,731	51,817	1,251	256,798
Depreciation and amortization	442,280	73,783	2,479	518,541
Other regulatory charges (credits) - net	(16,147)	-	-	(16,147)
Total	3,500,959	832,709	(4,787)	4,328,878

OPERATING INCOME	549,078	437,990	(6,047)	981,023

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	32,730	-	-	32,730
Interest and dividend income	91,530	78,072	(64,323)	105,278
Other than temporary impairment losses	-	(84,939)	-	(84,939)
Miscellaneous - net	(8,463)	(7,525)	(10,665)	(26,653)
Total	115,797	(14,392)	(74,988)	26,416

INTEREST AND OTHER CHARGES
Interest on long-term debt	221,676	4,358	27,089	253,123
Other interest - net	15,786	41,439	(10,445)	46,780
Allowance for borrowed funds used during construction	(18,294)	-	-	(18,294)
Total	219,168	45,797	16,644	281,609

INCOME BEFORE INCOME TAXES	445,707	377,801	(97,679)	725,830

Income taxes	178,163	121,529	(46,006)	253,686

CONSOLIDATED NET INCOME	267,544	256,272	(51,673)	472,144

Preferred dividend requirements of subsidiaries	8,665	1,331	-	9,996

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$258,879	$254,941	$(51,673)	$462,148

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.33	$1.31	$(0.26)	$2.38
DILUTED	$1.31	$1.29	$(0.25)	$2.35

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				194,359,001
DILUTED				198,150,768

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2009
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,196,255	$-	$(795)	$2,195,461
Natural gas	24,030	-	-	24,030
Competitive businesses	-	722,460	(4,856)	717,604
Total	2,220,285	722,460	(5,651)	2,937,095

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	484,173	74,956	-	559,129
Purchased power	373,747	21,288	(6,727)	388,308
Nuclear refueling outage expenses	26,217	35,224	-	61,441
Other operation and maintenance	457,196	227,778	(3,397)	681,576
Decommissioning	24,837	25,232	-	50,069
Taxes other than income taxes	103,929	24,435	486	128,851
Depreciation and amortization	240,844	38,659	1,138	280,641
Other regulatory charges (credits) - net	(13,224)	-	-	(13,224)
Total	1,697,719	447,572	(8,500)	2,136,791

OPERATING INCOME	522,566	274,888	2,849	800,304

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	14,770	-	-	14,770
Interest and dividend income	50,386	50,668	(36,325)	64,730
Other than temporary impairment losses	-	(457)	-	(457)
Miscellaneous - net	11,156	(4,340)	(1,075)	5,739
Total	76,312	45,871	(37,400)	84,782

INTEREST AND OTHER CHARGES
Interest on long-term debt	116,997	2,281	10,853	130,132
Other interest - net	10,989	13,364	(1,728)	22,625
Allowance for borrowed funds used during construction	(8,252)	-	-	(8,252)
Total	119,734	15,645	9,125	144,505

INCOME BEFORE INCOME TAXES	479,144	305,114	(43,676)	740,581

Income taxes	180,055	118,821	(18,461)	280,414

CONSOLIDATED NET INCOME	299,089	186,293	(25,215)	460,167

Preferred dividend requirements of subsidiaries	4,332	666	-	4,998

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$294,757	$185,627	$(25,215)	$455,169

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.52	$0.96	$(0.13)	$2.35
DILUTED	$1.50	$0.95	$(0.13)	$2.32

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				193,424,904
DILUTED				195,875,241

*Totals may not foot due to rounding.

RESTATED FOR CURRENT BUSINESS SEGMENT DISCLOSURES

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2009
(Dollars in thousands)
(Unaudited)
	U.S. Utilities	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$6,143,407	$-	$(2,585)	$6,140,823
Natural gas	126,914	-	-	126,914
Competitive businesses	-	1,993,159	(13,900)	1,979,259
Total	6,270,321	1,993,159	(16,485)	8,246,996

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,721,163	206,529	-	1,927,692
Purchased power	1,002,645	51,043	(19,205)	1,034,483
Nuclear refueling outage expenses	77,363	101,091	-	178,454
Other operation and maintenance	1,361,682	659,216	564	2,021,462
Decommissioning	74,411	73,708	-	148,119
Taxes other than income taxes	307,660	76,252	1,737	385,649
Depreciation and amortization	683,123	112,442	3,617	799,183
Other regulatory charges (credits) - net	(29,371)	-	-	(29,371)
Total	5,198,676	1,280,281	(13,287)	6,465,671

OPERATING INCOME	1,071,645	712,878	(3,198)	1,781,325

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	47,499	-	-	47,499
Interest and dividend income	141,915	128,740	(100,648)	170,007
Other than temporary impairment losses	-	(85,396)	-	(85,396)
Miscellaneous - net	2,695	(11,865)	(11,740)	(20,910)
Total	192,109	31,479	(112,388)	111,200

INTEREST AND OTHER CHARGES
Interest on long-term debt	338,674	6,639	37,942	383,255
Other interest - net	26,775	54,803	(12,173)	69,406
Allowance for borrowed funds used during construction	(26,547)	-	-	(26,547)
Total	338,902	61,442	25,769	426,114

INCOME BEFORE INCOME TAXES	924,852	682,915	(141,355)	1,466,411

Income taxes	358,218	240,350	(64,467)	534,101

CONSOLIDATED NET INCOME	566,634	442,565	(76,888)	932,310

Preferred dividend requirements of subsidiaries	12,997	1,996	-	14,993

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$553,637	$440,569	$(76,888)	$917,317

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.85	$2.27	$(0.40)	$4.73
DILUTED	$2.80	$2.23	$(0.37)	$4.66

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				194,044,214
DILUTED				197,382,562

*Totals may not foot due to rounding.